UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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CINEMARK

CINEMARK

Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

May 19, 2022 | 9:00 a.m. CDT

3800 Dallas Parkway, Plano, TX 75093 or www.virtualshareholdermeeting.com/CNK2022

LETTER FROM OUR CEO
Dear Fellow Stockholders:
We welcome you to join us at our 2022 annual meeting of stockholders (Annual Meeting). This year you may participate either in-person at 3800 Dallas Parkway, Plano, Texas 75093 or online at www.virtualshareholdermeeting.com/CNK2022.

The theatrical exhibition industry made significant strides in its recovery from COVID-19 throughout the course of 2021, culminating in a fourth quarter box office that surpassed the $2 billion mark for the first time since the onset of the pandemic. Ongoing improvements in theatrical moviegoing have continued in 2022, with multiple new film releases outperforming expectations and achieving results comparable to pre-pandemic levels. Fourth quarter 2021, and 2022 film results to-date, demonstrate that consumer enthusiasm for the shared, immersive, theatrical moviegoing experience remains strong and provide indicators of further improvement to come as the impact of the pandemic further subsides.

Cinemark experienced sizeable year-over-year growth in the fourth quarter driven by a more compelling line-up of new film content, rebounding consumer demand, and exceptional operating performance and ongoing execution of our strategic initiatives by our global teams. Our U.S. admissions revenues surpassed North American industry box office recovery by more than 700 basis points during the quarter when comparing fourth quarter 2021 box office results against fourth quarter 2019. Similarly, our Latin American admissions out-performed their corresponding industry results by a comparable degree. Importantly, our significant attendance and box office results flowed through to our bottom-line, delivering positive fourth quarter Adjusted EBITDA of $140 million and full-year Adjusted EBITDA of $80 million. Furthermore, we generated positive cash flow from operations in both the U.S. and Latin America during the fourth quarter, which represented another meaningful milestone in our company’s emergence from the pandemic.
Our Cinemark team has faced monumental challenges during the pandemic, and what they have accomplished – and what they continue to accomplish – through their endless perseverance, dedication, resourcefulness, strategic thinking, and ingenuity, is nothing short of astounding. Our Board’s deep industry knowledge, business savvy, financial acumen, and diverse expertise have also been a source of tremendous value to management while navigating the challenges of the pandemic, and their input will continue to provide immense strategic benefit as we position Cinemark for ongoing success ahead.
While our recovery from the pandemic is still underway, meaningful continued improvements in the state of the virus, consumer sentiment and content flow are all highly encouraging. As we look ahead, we remain optimistic about the future of theatrical moviegoing and Cinemark. We are working diligently to position ourselves for ongoing success in the evolving media landscape and to deliver long-term value for our shareholders, guests, communities, and employees.
Thank you for your continued support, trust and investment in Cinemark. We look forward to your participation at our Annual Meeting.
YOUR VOTE IS VERY IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting, I urge you to please cast your vote as soon as possible via the Internet, telephone or mail.
Sincerely,

Sean Gamble President and Chief Executive Officer
*
Cinemark has presented supplemental non-GAAP financial measures as part of this Proxy Statement. Definitions of each non-GAAP measure and a reconciliation of each non-GAAP financial measure with the most comparable GAAP measure are set forth in Annex A. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly-comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

CINEMARK HOLDINGS, INC.
3900 Dallas Parkway
Plano, Texas 75093
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
April 6, 2022
Dear Stockholders:
Notice is hereby given that the Annual Meeting of Cinemark Holdings, Inc. (the “Company”) will be held:
Time and Date:	9:00 am (Central Daylight Time) on Thursday, May 19, 2022
Physical Location:	3800 Dallas Parkway, Plano, Texas 75093
Virtual Meeting Site:	www.virtualshareholdermeeting.com/CNK2022
The purpose of the meeting is to consider and vote on the following matters:
1.	To elect Class III directors to serve for three years on our board of directors;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;
3.	To hold the annual, non-binding, advisory vote on our executive compensation program; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Our board of directors has fixed the close of business March 25, 2022, as the record date (“Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting.
Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials via the Internet. Accordingly, on April 6, 2022, we sent our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the 2021 proxy statement and annual report on Form 10-K for the fiscal year ended December 31, 2021 online. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.
You will be able to attend the Annual Meeting in person or via live audio webcast by using the following link: www.virtualshareholdermeeting.com/CNK2022 and the 16-digit control number found on the proxy card or the voting instruction form. By logging into the website, stockholders as of the Record Date will be able to vote shares electronically on all items to be considered at the Annual Meeting.
If a stockholder as of the Record Date has any question pertaining to the business of the Annual Meeting, it must be submitted in advance of the Annual Meeting by visiting www.proxyvote.com. Questions may be submitted until 10:59 p.m. CDT, on Tuesday, May 17, 2022. Stockholders must have their proxy cards or voting instruction forms in hand when accessing the website and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.
BY ORDER OF THE BOARD OF DIRECTORS,

Michael Cavalier Executive Vice President-General Counsel & Business Affairs
YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting in person or online, it is important that your shares be represented. Therefore, we urge you to promptly vote and submit your proxy in advance of the Annual Meeting. You can vote your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form. To vote via the Internet or telephone, follow the instructions included in the proxy card or the voting instruction form. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.
The proxy statement and the 2021 Form 10-K are available at
http://materials.proxyvote.com/17243V

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement and in our annual report on Form 10-K for the year ended December 31, 2021 (2021 Form 10-K) as filed with the Securities and Exchange Commission (SEC) on February 25, 2022 for Cinemark Holdings, Inc. (Company, Cinemark, we or us). You should read the proxy statement and the 2021 Form 10-K before voting.
MEETING DATE	TIME	RECORD DATE
THURSDAY, MAY 19, 2022	9:00 A.M. CDT	MARCH 25, 2022

HOW TO VOTE

Please act as soon as possible to vote your shares, even if you plan to attend the Annual Meeting in person or online. If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to non-routine matters unless you have given your broker specific instructions to do so. If you are a stockholder of record, you may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail. For more information regarding voting, see “Questions and Answers About the Annual Meeting and Voting” beginning on page 59.
In Person	Internet	Phone	Mail

VOTE

ONLINE at www.proxyvote.com You may also attend the Annual Meeting online to vote at www.virtualshareholdermeeting.com/CNK2022
BY PHONE by calling the applicable number.
For stockholders of record: (800) 690-6903
For beneficial owners: the telephone number on your voting instruction form.
For online and phone voting, you will need the 16-digit control number on your proxy card or voting instruction form.
BY MAIL if you have received a printed version of these proxy materials.

ATTEND THE ANNUAL MEETING LOGISTICS
• Attend the Annual Meeting in person or online at www.virtualshareholdermeeting.com/CNK2022
• The Annual Meeting will begin at 9:00 a.m. CDT, with log-in for those attending online beginning at 8:45 a.m., on Thursday, May 19, 2022.

ASKING QUESTIONS

If you have a question pertaining to the business of the Annual Meeting, you must submit it in advance of the Annual Meeting by visiting www.proxyvote.com. Questions may be submitted until 10:59 p.m. CDT, on Tuesday, May 17, 2022. You should have your proxy card or voting instruction form in hand when you access the website and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.

IF YOU CANNOT ATTEND, FOLLOWING THE ANNUAL MEETING:

Appropriate questions received that are not addressed at the Annual Meeting due to time constraints will be posted, along with our responses, on https://ir.cinemark.com as soon as practical after the conclusion of the Annual Meeting.

1

VOTING ROADMAP
Item
Elect Four Class III Director Nominees
See page 8	The Board recommends a vote FOR each nominee
Name	Independent	Director Since	Board Committees
Benjamin Chereskin President of Profile Capital Management LLC Former Managing Director and Member of Madison Dearborn Partners LLC	✔	2004	• Compensation • Strategic Planning
Lee Roy Mitchell Executive Chairman of the Board	X	Founder	• None
Ray Syufy Chief Executive Officer Syufy Enterprises, Inc.	X	2006	• Strategic Planning
Sean Gamble Chief Executive Officer	X	2022	• None
Item
Ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2022
See page 29	The Board recommends a vote FOR this item
	❖	Independent firm with reasonable fees and significant financial reporting expertise
	❖	Deloitte & Touche LLP, or Deloitte & Touche, has audited our consolidated financial statements annually since 1987
	❖	Audit Committee evaluates the independence of Deloitte & Touche annually and has determined that its appointment continues to be in the best interests of our stockholders
Item
Non-binding, annual advisory vote on our executive compensation program
See page 29	The Board recommends a vote FOR this item
	❖	Annual say-on-pay vote
	❖	The key elements of our executive compensation program remain unchanged
	❖	Our compensation principles and practices promote pay-for-performance and align executive and stockholder interests
	❖	Our 2021 executive compensation was reasonable, balanced and appropriate in light of the continuing impact of the COVID-19 pandemic on the Company and the motion picture exhibition industry
2

CINEMARK PERFORMANCE IN 2021
We made tremendous progress combating the ongoing effects of the pandemic during the course of 2021 by focusing on highly disciplined operating management and the proactive execution of our strategic initiatives. Some of the significant accomplishments we achieved during the year that are aligned with our key priorities include:
Effectively Navigate the Pandemic:
•
Continued to strengthen global liquidity through expense management, cash preservation, Adjusted EBITDA recovery, and global debt actions, including the extension of all significant maturities to 2025 and beyond

•	Streamlined theater practices, optimized operating hours, refined staffing requirements, and maintained our company-wide continuous improvement program
•	Successfully re-opened our entire global circuit (the first to do so amongst the major circuits), and remained open, while managing frequent fluctuations in content supply and government restrictions
•
Effectively engaged our employees through job flexibility actions, benefits management, and active communication across numerous channels, including consistent town halls and regular department meetings/emails

Re-Ignite Theatrical Exhibition:
•	Helped reactivate the theatrical release of new commercial film content through active negotiation and collaboration with studio partners
•	Maintained robust health and safety protocols, achieving ~90% guest satisfaction scores despite sizable labor and supply chain pressures
•
Significantly enhanced the scale of our digital marketing capabilities and reach, consistently delivering billions of impressions each month through social media engagement, personalized emails, and earned media stories that showcase the benefits of the Cinemark moviegoing experience

•	Fully reactivated our Movie Club subscription program, bringing our membership base to within 1% of its pre-pandemic level with approximately 940 thousand members
•	Achieved strong fourth quarter results and meaningful milestones in our recovery from the pandemic, which included:
–	Served 48 million worldwide guests, an increase of 57% quarter-over-quarter, demonstrating that consumer enthusiasm for the shared, immersive, theatrical moviegoing experience remains strong
–	Our U.S. box office performance surpassed the North American industry by ~700 bps with our international admissions also over-indexing their corresponding industry results by a similar degree
–	Domestic concessions revenues reached 90% of 4Q19 levels and generated an all-time high per cap of $6.66
–	Generated positive Adjusted EBITDA and Adjusted Margins above 20% in both our domestic and international segments for the first time since the onset of the pandemic
–	Reported positive cash flow from operations for the fourth quarter and full-year 2021
Evolve Cinemark for Post-Pandemic Success:
•	Achieved significant operating efficiencies through workforce management initiatives, continuous improvement, and enhanced data management analytics
•	Deployed new online Snacks-In-A-Tap food & beverage platform across entire domestic circuit
•	Heightened focus on gaming initiatives and alternative content to diversify the use of our auditoriums and supplement Hollywood film content
•	Developed and launched a new Movie Club Platinum tier to stimulate increased frequency, concluding the year with more than 100 thousand members reaching Platinum status
3

•	Enhanced consumer loyalty and frequency of upgrades through our historic investments in premium amenities, maintaining our circuit, marketing capabilities and operating excellence, including:
–	Luxury Lounger recliner seats in over 65% of our U.S. footprint
–	Nearly 300 premium large format XD and IMAX auditoriums worldwide
–	Immersive DBOX motion seating across 250 of our theaters
–	The best sight and sound technology in the industry
–	Enhanced food & beverage offerings throughout 75% of our global circuit
4

BOARD LEADERSHIP AND SKILLS
Our board of directors (Board) leadership structure promotes balance between independence, diversity, engaged oversight and extensive industry and operational expertise all of which drive value for Cinemark stockholders.

DIRECTOR HIGHLIGHTS

4
NEW BOARD MEMBERS SINCE 2015

3
FEMALE DIRECTORS

AGE

45-59	60-69	70+
5	4	2

TENURE YEARS

0-6	7-12	12+
4	1	6

MAJORITY OF THE BOARD INDEPENDENT

DARCY ANTONELLIS
Age: 59
Director since 2015
Committees: AC; SPC (Ch)

BENJAMIN CHERESKIN
Age: 63
Director since 2004
Committees: SPC; CC

SEAN GAMBLE
Age: 47
Director since 2022
Committees: None

NANCY LOEWE
Age: 54
Director since 2017
Committees: AC (Ch); GC

LEE ROY MITCHELL
Age: 85
Founder
Committee: None

STEVE ROSENBERG
Age: 63
Director since 2008
Committees: GC (Ch); AC

ENRIQUE SENIOR
Age: 78
Director since 2004
Committees: SPC

CARLOS SEPULVEDA
Age: 64
Director since 2007
Committees: AC; CC; SPC; L

RAY SYUFY
Age: 59
Director since 2006
Committees: SPC

NINA VACA
Age: 50
Director since 2014
Committees: CC (Ch); GC

MARK ZORADI
Age: 68
Director since 2015
Committees: SPC

L=Lead Director AC=Audit Committee GC=Governance Committee CC=Compensation Committee
SLRPC=Strategic Long-Range Planning Committee

DIRECTOR EXPERIENCE

# of Directors
9
Financial Literacy
11
Financial Management / Corporate Finance
6
Accounting and Financial Oversight
5
Corporate Governance
6
CEO Experience
6
Non-CEO Exec. Experience
6
Industry Knowledge
4
M&A
5
Other Public Board Experience
8
Leadership
11
Risk Management
11
Strategic Vision and Planning
2
IT / Cybersecurity

5

Principles of Corporate Governance
The Board has adopted Corporate Governance Guidelines and other corporate governance policies that relate to the composition, structure, interaction and operation of the Board. Copies of our Corporate Governance Guidelines and other governance documents can be found under the “Governance” tab of the “Investors” section of our website at https://ir.cinemark.com. You should review these documents for a complete understanding of these corporate governance practices, but some of the key elements of our strong governance policies and practices are summarized here:

• Independent Board
The majority of our Board is independent with 7 out of 11 members deemed to be independent pursuant to the rules of the SEC and the NYSE. All standing committees are fully independent
• Separate Chairman and CEO
The positions of the Chairman and the CEO are separated
• Plurality Voting with Resignation
In uncontested director elections, directors not receiving a majority vote must submit a resignation letter; the Governance Committee will consider the resignation and make a recommendation to the Board
• Annual Assessments
The Governance Committee conducts in person annual Board and committee assessments to ensure that our Board and its committees are performing effectively. The assessments and feedback are coordinated with an independent third party to ensure a robust evaluation process.
• No Term Limits or Mandatory Retirement Age
The Board does not have a term limit or mandatory retirement age. This is to allow directors to develop, over a period of time, greater insight into the Company and its operations. This approach has been particularly beneficial during the ongoing crisis of the COVID-19 pandemic
• Executive Sessions
The Lead Director holds regular executive sessions of non-management and independent directors

• Board Meeting Attendance
All directors regularly attend all Board and committee meetings and attended more than 75% of all meetings in 2021
• Equity Grants
To align with stockholder interests, all non-employee directors receive annual restricted stock grants with a fair market value of $115,000
• No Pledging or Hedging in Company Stock
Our Insider Trading Policy prohibits directors, executive officers and certain employees from pledging or hedging Company stock
• Stock Ownership Guidelines
Our directors and certain executive officers are required to hold our Common Stock as follows:

Position	Stock Ownership Requirement
Non-employee Directors	5x value of director’s annual cash retainer
CEO	5x annual base salary
All Executive Vice Presidents	2x annual base salary

6

GENERAL INFORMATION
SOLICITATION OF PROXIES
The Board is soliciting proxies in connection with the Annual Meeting (and any adjournment thereof) to be held in person and virtually on May 19, 2022 at 9 a.m. CDT. The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders is April 6, 2022.
SHARES OUTSTANDING AND VOTING RIGHTS
As of the Record Date, 121,178,172 shares of common stock, par value $0.001 per share (Common Stock) of the Company were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held.
7

CORPORATE GOVERNANCE
BOARD COMPOSITION
The majority of our Board is independent and is currently comprised of 11 members. The size of the Board may be fixed from time to time exclusively by our Board as provided in our Certificate of Incorporation. Our Certificate of Incorporation also provides that our Board consists of three classes of directors, designated as Class I, Class II and Class III. The members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years. In December 2021 the Board expanded the size of the Board by one member effective as of January 1, 2022. The vacancy was filled by appointing Sean Gamble as a Class III director.
ITEM ONE — ELECTION OF CLASS III DIRECTORS
ANNUAL MEETING SLATE
The terms of the current Class III directors, Messrs. Chereskin, Mitchell, Syufy and Gamble expire at the Annual Meeting. All nominees have been recommended by the Nominating and Corporate Governance Committee (Governance Committee) and nominated by the Board for election at the Annual Meeting.
Each of Messrs. Chereskin, Mitchell, Syufy and Gamble has consented to be nominated for election or re-election, as applicable, to the Board as a Class III director. If elected, they will serve on the Board for a three-year term expiring on the date of our 2025 annual meeting of stockholders. At this time, we have no reason to believe that any nominee will be unable or unwilling to serve if elected. However, should any of them become unable or unwilling to serve before the Annual Meeting, your proxy card authorizes us to vote for a replacement nominee if the Board names one.
8

CLASS III DIRECTOR NOMINEES TERM EXPIRING 2025
Benjamin Chereskin
Director Since: 2004 Nominee of: Board Board Committees: Compensation Committee; Strategic Planning Committee Age: 63 Other Public Company Boards: 1
Skills and Qualifications

• Strategic planning and finance growth opportunities
• Extensive knowledge and experience in corporate finance, mergers and acquisitions
• Executive compensation experience

Other Current Board Experience

• CDW Corporation

Previous Board Experience

• Boulder Brands, Inc.

Professional Highlights

Mr. Chereskin is President of Profile Capital Management LLC (Profile Management), an investment management firm, which he founded in October 2009. Prior to founding Profile Management, Mr. Chereskin was a Managing Director and Member of Madison Dearborn Partners, LLC, a private equity firm, from 1993 until October 2009, having co-founded the firm in 1993.

Lee Roy Mitchell
Founder Nominee of: Mitchell Investors Board Committees: None Age: 85 Other Public Company Boards: 0
Skills and Qualifications

• Depth of experience in the theatrical exhibition industry
• Long-term industry perspective
• Leadership experience, including past memberships on public company boards

Other Current Board Experience

• Not Applicable

Previous Board Experience

• National CineMedia, Inc.

Professional Highlights

Mr. Mitchell is the founder of the Company. He has served as Executive Chairman of the Board since March 1996 and as a director since our inception in 1987. Mr. Mitchell has been engaged in the theatrical exhibition business for over 50 years. His depth of experience in the theatrical exhibition industry has been invaluable to the Board. Additionally, Mr. Mitchell brings a long-term industry perspective and leadership experience to the Board.

9

Ray Syufy
Director Since: 2006 Nominee of: Board Board Committees: Strategic Planning Committee Age: 59 Other Public Company Boards: None
Skills and Qualifications

• Deep knowledge of the theatrical exhibition industry
• Strategic planning expertise, particularly with respect to competition from other forms of entertainment
• Operational expertise
• Real estate expertise

Other Current Board Experience

• Not Applicable

Previous Board Experience

• Not Applicable

Professional Highlights

Mr. Syufy began working for Century Theatres, Inc. (Century Theatres), a regional movie exhibitor, in 1977, and held positions in each of the major departments within Century Theatres. In 1994, Mr. Syufy was named President of Century Theatres and was later appointed CEO and Chairman of the board of directors of Century Theatres. Mr. Syufy resigned as an officer and director of Century Theatres upon the consummation of our acquisition of Century Theatres in 2006. Since then, Mr. Syufy has presided as CEO of Syufy Enterprises, Inc. (Syufy Enterprises) a retail and real estate holding company with operations in California, Nevada, Arizona, Colorado, and Texas. Mr. Syufy is currently the Chairman of NATO CA/NV.

Sean Gamble
Director Since: 2022 Nominee of: Board Board Committees: None Age: 47 Other Public Company Boards: None
Skills and Qualifications

• Veteran theatrical exhibition industry executive with distribution experience
• Management and executive experience
• Strategic planning experience

Other Current Board Experience

• Not Applicable

Previous Board Experience

• Not Applicable

Professional Highlights

Mr. Gamble has served as our President and Chief Executive Officer since January 2022. Mr. Gamble has been our President since July 28, 2021 and our Chief Operating Officer since January 2018. Mr. Gamble was our Executive Vice President and Chief Financial Officer from August 2014 until he became our CEO in 2022. Prior to joining Cinemark, Mr. Gamble worked for the Comcast Corporation as Executive Vice President and Chief Financial Officer of Universal Pictures within NBCUniversal from February 2009 to April 2014. He joined Comcast after 15 years at the General Electric Company where he held multiple senior leadership positions, including CFO of GE Oil & Gas’ equipment business based in Florence, Italy from May 2007 to January 2009.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF EACH CLASS III NOMINEE
10

CLASS I DIRECTORS TERM EXPIRING 2023
Nancy Loewe
Director Since: 2017 Nominee of: Board Board Committees: Audit Committee (Chair and Financial Expert); Governance Committee Age: 54 Other Public Company Boards: 0
Skills and Qualifications

• Accounting and financial management expertise
• Risk oversight experience
• Previous management and oversight experience at large public companies
• Management and executive experience

Other Current Board Experience

• Not Applicable

Previous Board Experience

• Not Applicable

Professional Highlights

Ms. Loewe has been the Chief Financial Officer (CFO) of Weyerhaueser Company, one of the world’s largest private owners of timberlands, since February 2021. Prior to that, Ms. Loewe was a Senior Vice President - Finance of Visa, Inc. (Visa), a multinational financial services corporation, since March 2019. Prior to Visa, Ms. Loewe served as the CFO for Kimberly-Clark International and prior to that she was the Chief Strategy Officer and Global Treasurer for Kimberly-Clark Corporation, a multinational personal care corporation. She has also served as Vice President and CFO of Frito Lay North America. Additionally, Ms. Loewe held numerous positions during her 20-year tenure at GE, inside and outside the U.S., including Vice President - Strategic Transactions & Cash, as well as CFO for varying business units, such as Plastics Asia, Healthcare, and Consumer & Industrial.

Steven Rosenberg
Director Since: 2008 Nominee of: Board Board Committees: Governance Committee (Chair); Audit Committee Age: 63 Other Public Company Boards: 1
Skills and Qualifications

• Risk management, board governance and general management expertise
• Accounting and financial management expertise
• Management experience

Other Current Board Experience

• Texas Capital Bancshares, Inc.

Previous Board Experience

• PRGX Global, Inc.

Professional Highlights

Mr. Rosenberg is the Manager of SPR Ventures Inc., a private investment firm he founded in 1997. He was the President of SPR Packaging LLC, a manufacturer of flexible packaging, from 2006 to 2018.

11

Enrique Senior
Director Since: 2004 Nominee of: Board Board Committees: Strategic Planning Committee Age: 78 Other Public Company Boards: 4
Skills and Qualifications

• Extensive knowledge of film, media and entertainment, and beverage industries
• Strong strategic planning and management expertise
• Executive experience

Other Current Board Experience

• Group Televisa S.A.B.
• Coca-Cola FEMSA, S.A.
• Femsa S.A. de C.V.
• Univision Communications

Previous Board Experience

• Not Applicable

Professional Highlights

Mr. Senior is a Managing Director of Allen & Company LLC, a boutique investment bank, and has been employed by the firm since 1972. He has served as a financial advisor to several corporations including Coca-Cola Company, General Electric, CapCities/ABC, Columbia Pictures Tri-Star Pictures and other entertainment companies.

Nina Vaca
Director Since: 2014 Nominee of: Board Board Committees: Governance Committee; Compensation Committee (Chair); Age: 50 Other Public Company Boards: 1
Skills and Qualifications

• Wealth of leadership and business experience particularly with regards to information technology and e-commerce
• Governance and executive compensation knowledge
• Management and executive experience

Other Current Board Experience

• Comerica, Inc.

Previous Board Experience

• Kohls, Corp.

Professional Highlights

Ms. Vaca is the founder, Chairman and CEO of the Pinnacle Group of companies, including Pinnacle Technical Resources, Inc. (together, Pinnacle) and Vaca Industries, Inc. Founded in 1996, Pinnacle is an information technology services and solutions provider.

12

CLASS II DIRECTORS TERM EXPIRING 2024
Darcy Antonellis
Director Since: 2015 Nominee of: Board Board Committees: Audit Committee; Strategic Planning Committee (Chair) Age: 59 Other Public Company Boards: 1
Skills and Qualifications

• Previous CEO and executive experience
• Critical technology and cybersecurity experience
• Accounting and financial management expertise
• Veteran theatrical exhibition industry executive with a background in production and distribution

Other Current Board Experience

• Xperi

Previous Board Experience

• Not Applicable

Professional Highlights

Since September 2021, Ms. Antonellis has served as an executive advisor to Amdocs Inc. (NASDAQ: DOX), a leading software, services provider to communications and media companies. From January 2014 to August 2021, Ms. Antonellis was CEO of Vubiquity, Inc., a subsidiary of Amdocs Inc. From June 1998 until December 2013, Ms. Antonellis held numerous positions at Warner Bros. Entertainment Inc., (a Time Warner company) including President of Technical Operations and Chief Technology Officer.

Carlos Sepulveda
Director Since: 2007 Nominee of: Mitchell Investors Board Committees: Audit Committee; Compensation Committee; Strategic Planning Committee Lead Director Age: 64 Other Public Company Boards: 1
Skills and Qualifications

• Extensive public accounting experience; certified public accountant
• CEO and executive experience
• Strong accounting and financial oversight experience, strategic planning and management expertise

Other Current Board Experience

• Triumph Bancorp, Inc.

Previous Board Experience

• Matador Resources Company

Professional Highlights

Since its inception in 2010, Mr. Sepulveda has been the Chairman of the board of directors of Triumph Bancorp, Inc. (Triumph Bancorp, NASDAQ: TBK), a financial holding company offering a diversified line of payments, factoring, and banking services. Prior to Triumph Bancorp, Mr. Sepulveda was the President and CEO of Interstate Battery System International, Inc. (Interstate Batteries), supplying automotive, commercial and industrial batteries, from 2004 until 2013 and its Executive Vice President from 1993 until 2004. Prior to joining Interstate Battery, Mr. Sepulveda was an audit partner with the accounting firm of KPMG LLP in Austin, New York and San Francisco for 11 years.

13

Mark Zoradi
Director Since: 2015 Nominee of: Board Board Committees: Strategic Planning Committee Age: 68 Other Public Company Boards: 1
Skills and Qualifications

• Veteran theatrical exhibition industry executive with a background in distribution
• Wealth of knowledge regarding strategic partnerships within the exhibition industry and exhibitor relationships with movie studios
• Management and oversight experience at large public companies within the industry

Other Current Board Experience

• National CineMedia, Inc.

Previous Board Experience

• Not Applicable

Professional Highlights

Mr. Zoradi served as our CEO from August 2015 to December 31, 2021. Mr. Zoradi spent 30 years at The Walt Disney Company, a major motion picture studio, including serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, Mr. Zoradi served in a variety of positions of increasing responsibility with The Walt Disney Company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Mr. Zoradi also served as the President and Chief Operating Officer (COO) of Dick Cook Studios from January 2011 until July 2014 and the COO of Dreamworks Animation SKG, Inc. from August 2014 until January 2015.

NOMINATIONS FOR ELECTION TO THE BOARD
Our Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination. Although the Board retains ultimate responsibility for approving candidates for election, the Governance Committee conducts the initial screening and evaluation. The Governance Committee has not established any minimum qualifications that must be met by a director candidate or identified any set of specific qualities or skills that it deems to be mandatory. The Governance Committee’s policy regarding consideration of potential director nominees recognizes that choosing a director is dependent upon a number of subjective and objective criteria many of which are difficult to categorize. The Governance Committee considers candidates recommended by current directors, management, third party search firms engaged by the Governance Committee, and stockholders. Under the director nomination agreement which we entered into on April 9, 2007 with certain of our then current stockholders (Director Nomination Agreement), the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board. Messrs. Mitchell and Sepulveda are nominees of the Mitchell Investors. All candidates, including candidates recommended by stockholders, are evaluated on the basis of the same criteria. Stockholders who wish to recommend a candidate to the Governance Committee or submit nominees for election at the 2023 annual meeting should follow the instructions on page 63.
BOARD LEADERSHIP
Lead Independent Director
Mr. Sepulveda serves as the Board’s Lead Independent Director (Lead Director). The Lead Director has the authority to preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors and has the authority to call meetings of the non-management directors. The Lead Director
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serves as principal liaison between the non-management directors and Company management. In consultation with the Chairman and the CEO, the Lead Director approves meeting schedules, agendas and the information provided to the Board. If requested by stockholders and as appropriate, the Lead Director will also be available, as the Board’s liaison, for consultation and direct communication.
Separation of Chairman and CEO Roles
Although the Board does not have a formal policy on separation of the roles of the CEO and Chairman, we have kept these positions separate since 2007. Separating the Chairman and CEO roles allows us to develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership. Mr. Mitchell provides leadership to the Board by chairing meetings, organizing directors and facilitating Board deliberations.
The Board believes that its leadership structure is appropriate for Cinemark. Through the role of the Lead Director, the independence of the Board’s standing committees, and the regular use of executive sessions of the non-management directors, the Board is able to maintain independent oversight of risks to our business, our long-term strategies, annual operating plan, and other corporate activities. These features, together with the role and responsibilities of the Lead Director described above, ensure a full and free discussion of issues that are important to Cinemark’s stockholders. At the same time, the Board is able to take advantage of the unique blend of leadership, experience and knowledge of our industry and business that Mr. Mitchell and Mr. Gamble separately bring to the table.
BOARD INDEPENDENCE
The majority of our Board is independent with 7 out of 11 directors being independent. Our Board has independently determined the independence of 7 directors taking into consideration the independence requirements of the New York Stock Exchange (NYSE) listing standards. The test for independence under the NYSE listing standards is whether the director:
1.  is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;
2.  has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);
3.  (a) is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) has an immediate family member who is a current partner of such a firm; (c) has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or (d) is or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;
4.  is, or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company’s compensation committee; or
5.  is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.
The Board, in coordination with our Governance Committee, and assistance of the Company’s general counsel, evaluated the NYSE bright-line tests and considered the transactions reported under the Certain Relationships and Related Party Transactions and other relevant factors to determine the independence of the Board members. On the basis of this review, the Board affirmatively determined, in its business judgment, that (a) the majority of the Board was, and continues to be, independent, (b) each of Mmes. Antonellis, Loewe and Vaca and Messrs. Chereskin, Rosenberg, Senior and Sepulveda are independent, (c) Messrs. Mitchell and Syufy are not independent due to their transactions with the Company exceeding $120,000 annually, (d) Messrs. Mitchell, Zoradi and Gamble are not independent because they
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are employees or former employees of the Company, (e) each of Mmes. Antonellis and Loewe and Messrs. Rosenberg and Sepulveda meet all applicable requirements for membership in the Audit Committee, (f) Ms. Loewe and Mr. Sepulveda qualify as “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC and satisfy the NYSE’s financial experience requirements, and (g) each of Ms. Vaca and Messrs. Chereskin and Sepulveda meet all applicable requirements for membership in the Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Board has adopted a written policy supplementing our Code of Business Conduct and Ethics relating to the review, approval and ratification of transactions between us and “related parties” as generally defined by applicable rules under the Securities Act of 1933, as amended. The policy covers any related party transaction regardless of the amount involved as required by the NYSE listing standards. Our Board has determined that the Audit Committee is best suited to review and approve related party transactions, although in certain circumstances the Board may determine that a particular related party transaction be reviewed and approved by a majority of disinterested directors. In reviewing and approving a related party transaction, the Audit Committee, after satisfying itself that it has received all material information regarding the related party transaction under review, shall approve based upon the determination whether the transaction is fair and in the best interest of the Company.
Management presents any proposed related party transaction at an Audit Committee meeting for review and approval. If management becomes aware of a proposed or existing related party transaction that has not been presented or pre-approved by the Audit Committee, management shall promptly notify the Chair of the Audit Committee who shall submit such related party transaction to the full Audit Committee for approval or ratification, if the Audit Committee determines that such transaction is fair to the Company. If management, in consultation with our CEO, CFO or General Counsel determines that it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has been delegated the authority to review, consider and approve any such transaction. In such event, the Chair of the Audit Committee shall report any related party transaction approved by the Chair of the Audit Committee at the next Audit Committee meeting. The Audit Committee may establish guidelines it determines as necessary and appropriate for management to follow in dealings with related parties and related party transactions. The procedures followed in considering a related party transaction are evidenced in the resolutions and minutes of the meetings of the Audit Committee or Board, as applicable.
The Company has the following related party transactions with Mr. Mitchell and Mr. Syufy.
Laredo Theatre
We manage one theatre owned by Laredo Theatre, Ltd., (Laredo). We are the sole general partner and own 75% of the limited partnership interests of Laredo. Lone Star Theatres, Inc. (Lone Star) owns the remaining 25% of the limited partnership interests in Laredo and is 100% owned by Mr. David Roberts, Lee Roy Mitchell’s son-in-law. Under the agreement, management fees are paid by Laredo to us at a rate of 5% of annual theatre revenues up to $50 million and 3% of annual theatre revenues in excess of $50 million. We recorded approximately $0.4 million of management fee revenue from Laredo during 2021. As the sole general partner and the majority limited partner of Laredo, we control the affairs of the limited partnership and have the rights to dissolve the partnership, close or sell the theatre. We also have a license agreement with Laredo permitting Laredo to use the “Cinemark” service mark, name and corresponding logos and insignias in Laredo, Texas.
Copper Beech LLC
Effective September 2, 2009, Cinemark USA, Inc. (CUSA), a wholly-owned subsidiary of the Company, entered into an Aircraft Time Sharing Agreement (Aircraft Agreement) with Copper Beech Capital, LLC, a Texas limited liability company (Operator), for the use of an aircraft and flight crew on a time sharing basis. Lee Roy Mitchell, our Executive Chairman of the Board, and his wife, Tandy Mitchell own the membership interests of the Operator. The private aircraft is used by Mr. Mitchell and other executives who accompany Mr. Mitchell to business meetings for the Company. The Aircraft Agreement specifies the maximum amount that the Operator can charge the Company under the applicable regulations of the Federal Aviation Administration for the use of the aircraft and flight crew. The Company pays the Operator the direct
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costs and expenses related to fuel, pilots, landing fees, storage fees, insurance obtained for the specific flight, flight planning, weather contract services and expenses such as in-flight food and beverage services and passenger ground transportation incurred during a trip. For 2021, the aggregate amounts paid to the Operator for the use of the aircraft was approximately $23,000.
FE Concepts, LLC
The Company, through its wholly-owned indirect subsidiary CNMK Texas Properties, LLC, formed a joint venture, FE Concepts, LLC (FE Concepts), with AWSR Investments, LLC (AWSR), an entity owned by Lee Roy Mitchell and Tandy Mitchell. FE Concepts operates a family entertainment center that offers bowling, gaming, movies and other amenities. The Company and AWSR each invested approximately $20.0 million and each have a 50% voting interest in FE Concepts. The Company has a theatre services agreement with FE Concepts under which the Company receives fees for providing film booking and equipment monitoring services for the facility. The Company recorded $0.1 million of service fees during the year ended December 31, 2021.
Family Relationships
Walter Hebert III, brother-in-law of Mr. Mitchell, was the Executive Vice President – Purchasing of the Company through July 2021. Mr. Hebert received a total compensation of $202,342.75 for 2021. Such amount included base salary of $176,931, fair market value of annual restricted stock grant of $123,597, a prorated portion of his bonus of $67,048, and all other compensation of $25,412. Mr. Hebert and the Company entered into a one-year Consultant Agreement commencing August 1, 2021 to ensure an orderly transition. Under the Consulting Agreement, Mr. Hebert received an additional $122,081 during 2021.
Century Theatres
Our subsidiary, Century Theatres, currently leases 13 theatres from Syufy Enterprises or affiliates of Syufy Enterprises, Inc. Raymond Syufy, one of our directors, is an officer of the general partner of Syufy Enterprises, Inc. All of the leases except one have fixed minimum annual rent. The remaining lease has rent based upon a specified percentage of gross sales as defined in the lease with no minimum annual rent. For 2021, we paid approximately $23.3 million in rent for these leases. Since 2019, we began providing digital equipment support to drive-in theatres owned by Syufy Enterprises, Inc. We recorded $0.1 million of fees related to these services during 2021.
Director Nomination Agreement
Under the Director Nomination Agreement dated on April 9, 2007, the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board. Messrs. Mitchell (Class III) and Sepulveda (Class II) are its current nominees. Mr. Sepulveda was re-elected at the 2021 Annual Meeting. Mr. Mitchell has been recommended for re-election at the 2022 Annual Meeting.
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BOARD DIVERSITY AND DIRECTOR QUALIFICATIONS
Our Corporate Governance Guidelines contain Board membership criteria which are set as broad tenets rather than as specific weighted criteria. Our Board focuses on its leadership structure, and the character, integrity, and qualifications of its members. The following matrix provides information regarding the members of our Board, including certain types of skills, experience and attributes possessed by our directors which our Board believes are relevant to our business. The matrix does not encompass all of the skills or experience of our directors.

Skill/Experience Matrix

Experience	Director										
	Darcy Antonellis	Ben Chereskin	Sean Gamble	Nancy Loewe	Lee Roy Mitchell	Steve Rosenberg	Enrique Senior	Carlos Sepulveda	Ray Syufy	Nina Vaca	Mark Zoradi
Financial Literacy	✓	✓	✓	✓		✓	✓	✓		✓	✓
Financial Management/Corporate Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Accounting and Financial Oversight	✓		✓	✓		✓		✓			✓
Corporate Governance		✓		✓		✓		✓		✓	
CEO Experience	✓				✓			✓	✓	✓	✓
Non-CEO Executive Experience		✓	✓	✓		✓	✓				✓
Industry Knowledge	✓		✓		✓		✓		✓		✓
Mergers and Acquisitions		✓	✓	✓	✓		✓				
Other Public Company Board Service	✓	✓			✓	✓	✓	✓		✓	✓
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Vision and Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Information Technology and Cybersecurity	✓									✓

Our Board construes diversity to mean diversity of tenure, backgrounds, experience, qualifications, skills, age and expertise, among other factors, which when taken together best serve the interests of the company and our stockholders. The following graphics illustrates director diversity, balanced tenure and range of ages.

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RISK OVERSIGHT
Throughout 2021, governance and risk management played a critical role in our response to the challenges faced by our company and our industry due to the COVID-19 pandemic. The Board played a pivotal oversight role in our business continuity planning and execution in the face of the pandemic and oversaw the executive team’s management of risks related to continuing business operations, industry developments, financial controls, liquidity profile, employee retention, health and safety protocols and information technology operations.
Our Board believes that risk management is an important part of establishing, updating and executing Cinemark’s business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, financial condition, performance and environmental, social and governance responsibilities. The Board focuses its oversight on the most significant risks facing the Company and on the processes that management has established to identify, prioritize, assess, manage and mitigate those risks.
The Board reviews and considers Cinemark’s long-term strategic plan and its annual financial and operating plan. The Board and its committees also receive regular reports from members of senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing the risks and implementing processes and controls to mitigate their effects on the Company.
The Board’s leadership structure, with a Lead Director, separate Chairman and CEO, independent standing committees of the Board, the active participation of committees in the oversight of risk, and open communication with management support the risk oversight function of the Board. Each committee has risk oversight responsibilities and provides regular reports to the Board. Our risk governance structure is shown below:
BOARD OF DIRECTORS Oversight of risk management program

AUDIT COMMITTEE Oversees risks related to financial reporting, internal controls, technology and cybersecurity, ethics and compliance	COMPENSATION COMMITTEE Oversees risks related to compensation policies, practices and incentive plans	GOVERNANCE COMMITTEE Oversees risks associated with governance structures, policies and processes; succession planning

STRATEGIC PLANNING COMMITTEE Oversees and advises on risks related to marco-business risks and external developments		MANAGEMENT Responsible for identification, assessment and mitigation of enterprise-wide risks
MEETING ATTENDANCE
During 2021, the Board held five meetings and took action by written consent on six occasions. All directors attended at least seventy-five percent (75%) of all meetings held by the Board and all meetings held by committees of the Board on which such director served.
All directors are strongly encouraged to attend the Annual Meeting, but we do not have a formal attendance requirement. All directors attended our virtual 2021 Annual Meeting.
EXECUTIVE SESSIONS
Pursuant to our Corporate Governance Guidelines and the rules of the NYSE, our non-management directors meet periodically in executive sessions with no Company personnel present. Our Corporate Governance Guidelines require separate sessions of the non-management directors at least twice a year and a separate session of the independent directors at least once a year.
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The presiding director of the executive sessions is currently our Lead Director, Mr. Sepulveda. During 2021, our non-management directors met five times and our independent directors met once in executive sessions.
SUCCESSION PLANNING AND TALENT DEVELOPMENT
Succession planning and talent development are important at all levels in our Company. The board oversees management’s succession plan for key positions at the senior officer level, and most importantly for the Chief Executive Officer position. The board routinely reviews succession plans for senior management and the Chief Executive Officer, including both long-term and emergency succession planning. The board’s succession planning activities are ongoing and strategic. In addition, the Chief Executive Officer regularly provides the board an assessment of the Company’s senior leaders and their potential to succeed at key senior management positions. The board also regularly evaluates succession plans in the context of the Company’s overall business strategy with a focus on risk management. Potential leaders interact with the board through formal presentations and during informal events. More broadly, the board is regularly updated on key talent indicators for the overall workforce, including diversity and development programs.
This year’s appointment of Sean Gamble as our Chief Executive Officer following Mark Zoradi’s retirement is indicative of our strategic succession planning and development initiatives. In 2019, the board engaged a recognized executive search firm to compare potential external candidates with internal candidates. The board ultimately deciding on Sean Gamble as Mr. Zoradi’s successor. Mr. Zoradi worked closely with the Board, preparing for his retirement for more than a year which was intended to take place at the end of 2020. However, Mr. Zoradi delayed his retirement to the end of 2021 to guide the company through the global pandemic and allow additional time for the transition. Over the course of a two-year timeframe, Mr. Zoradi worked hand-in-hand with Mr. Gamble to ensure a seamless transition. Mr. Gamble’s time as Cinemark’s Chief Financial Officer and Chief Operating Officer and his background as the Chief Financial Officer of Universal Studios, as well as his significant tenure at the General Electric Company, underscored his proven track record of strategic thinking, vision setting, leading change, improving processes, and driving efficiencies, making him the logical successor as Chief Executive Officer.
INVESTOR OUTREACH
We value the input and insights of our stockholders and are committed to continued engagement with our investors. As part of our proactive stockholder engagement program to ensure management and the Board understand and consider the issues that matter the most to our stockholders, we offered meetings to our top institutional investors, representing nearly 70% of our institutional stockholder base. We met with all that accepted our request, totaling approximately 35% of the total shares outstanding held by institutional stockholders. We also met with representatives from Glass Lewis and Institutional Shareholder Services. Key themes discussed included the impact of COVID-19 on our industry and the Company, succession planning for the Board, executive compensation and corporate social responsibility, sustainability, and talent management. We place great emphasis on the feedback we receive from our stockholders and have instituted practices and disclosures as a direct result of the meetings conducted including:
•	expanded language throughout the proxy for clarity on governance;
•	included more diversity disclosure regarding gender and racial composition of our Board;
•	included commentary regarding succession planning and executive transition; and
•	elaborated on compensation changes made in 2021 and 2022.
CORPORATE GOVERNANCE POLICIES AND CHARTERS
The following documents make up our corporate governance framework:
•	Fifth Amended and Restated Corporate Governance Guidelines;
•	Second Amended and Restated Charter of the Audit Committee (Audit Committee Charter);
•	Second Amended and Restated Charter of the Governance Committee (Governance Committee Charter);
•	Second Amended and Restated Compensation Committee Charter (Compensation Committee Charter); and
•	Strategic Planning Committee Charter.
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Current copies of the above policies and guidelines are available publicly on our website at https://ir.cinemark.com/ under the “Governance” tab.
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has also adopted a Code of Business Conduct and Ethics, which applies to directors, executive officers and employees. The Code of Business Conduct and Ethics sets forth the Company’s policies on critical issues such as conflicts of interest, insider trading, protection of our property, business opportunities and proprietary information. We will post on our website any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics for executive officers and directors that have been approved by our Board or any Board committee. During 2021 there were no amendments to, or waiver from, any provision of the Code of Business Conduct and Ethics for any executive officer or director. The Code of Business Conduct and Ethics is available on our website at https://ir.cinemark.com/ under the “Governance” tab.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
As stated in our Corporate Governance Guidelines, any Company stockholder or other interested party who wishes to communicate with the non-management directors as a group may direct such communications by writing to the:
Company Secretary
Cinemark Holdings, Inc.
3900 Dallas Parkway
Plano, TX 75093
The communication must be clearly addressed to the Board or to a specific director. If a response is desired, the individual should also provide contact information such as name, address and telephone number. All such communications will be reviewed initially by the Company Secretary. The Company Secretary will forward to the appropriate director(s) all correspondence, except for items of the following nature:
•	advertising;
•	promotions of a product or service;
•	patently offensive material; and
•	matters completely unrelated to the Board’s functions, Company performance, Company policies or that could not reasonably be expected to affect the Company’s public perception.
The Company Secretary will prepare a periodic summary report of all such communications for the Board. Correspondence not forwarded to the Board will be retained by the Company and will be made available to any director upon request.
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BOARD COMMITTEES
Our Board currently has four standing committees – Audit Committee, Compensation Committee, Governance Committee and the Strategic Planning Committee. The current composition of each of the committees is set forth below:
Name	Audit	Compensation	Governance	Strategic Planning
Darcy Antonellis	Member			Chair
Benjamin Chereskin		Member		Member
Nancy Loewe	Chair		Member
Lee Roy Mitchell
Steven Rosenberg	Member		Chair
Enrique Senior				Member
Carlos Sepulveda	Member	Member		Member
Raymond Syufy				Member
Nina Vaca		Chair	Member
Mark Zoradi				Member
Sean Gamble
Number of Committee Meetings Held During 2021	4	4	4	4
Number of Decisions by Consent During 2021	1	4	1	0
AUDIT COMMITTEE
Effective February 11, 2021, the Governance Committee recommended, and the Board approved, Nancy Loewe as the Chair of the Audit Committee. Both Mr. Sepulveda, the past Chair, and Ms. Loewe qualify as “audit committee financial experts” within the meaning of Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. See Ms. Loewe and Mr. Sepulveda’s biographies on page 11 and page 13 respectively, for further information regarding their qualifications to be an “audit committee financial expert”. Each of the Audit Committee members satisfies the standards for independence of the NYSE and the SEC as they relate to audit committees.
The Audit Committee is governed by the Audit Committee Charter which sets forth the purpose and responsibilities of this committee.
Functions:
The functions of the Audit Committee include the following:
•
assisting the Board in its oversight responsibilities regarding (1) the integrity of our financial statements, (2) our risk management program with respect to legal and regulatory requirements, (3) our systems of internal control (4) our implementation and effectiveness of the ethics and compliance program and (5) our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent registered public accountants;

•	approving the report required by the SEC for inclusion in our annual proxy or information statement;
•	appointing, retaining, compensating, evaluating and replacing our independent registered public accountants;
•	approving audit and non-audit services to be performed by the independent registered public accountants;
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•
establishing procedures for the receipt, retention and resolution of complaints regarding accounting, internal control or auditing matters submitted confidentially and anonymously by employees through the whistleblower hotline;

•	overseeing the implementation and effectiveness of our ethics and compliance program; and
•	performing such other functions as the Board may from time to time assign to the Audit Committee.
The Audit Committee meets on a quarterly basis with Company management and Deloitte & Touche, to discuss, among other items, the Company’s financial statements for the applicable period to be filed with the SEC, any changes in significant accounting policies and its impact on the Company’s financial statements and the earnings press release related to the quarter and the year (as applicable). The Audit Committee also meets, on a periodic basis, with Deloitte & Touche in executive sessions without members of management present.
The Board has delegated authority of cybersecurity oversight to the Audit Committee. The Audit Committee is updated by Company management twice a year to monitor and evaluate cybersecurity trends and risks and the effectiveness of the Company’s controls to mitigate known risks. The Audit Committee also oversees and monitors the enterprise level risks related to ethics and compliance with the Company’s code of business conduct. Company management provides to the Audit Committee, at every quarterly meeting, the top claims (as determined by management) reported through the anonymous whistleblower hotline, and provides an annual summary of claims, for both domestic and international, with a comparison to previous years.
The Board has also delegated the approval of related party transactions to the Audit Committee. The Company’s written policy regarding approval of related party transactions provides that management must present to the Audit Committee all potential related party transactions including the nature of the transaction and material terms regardless of the dollar value of the transaction. The Audit Committee approves such related party transaction if it determines that the transaction is fair and in the best interest of the Company. See Certain Relationships and Related Party Transactions on page 16 for further details on related party transactions.
The Audit Committee approves all audit and permissible non-audit services above a de-minimis threshold (including the fees and terms of the services) performed for the Company by Deloitte & Touche prior to the time that those services are commenced. The Audit Committee may, when it deems appropriate, form and delegate this authority to a sub-committee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services. The decision of such sub-committee is presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved all fees for 2021 noted in the table below.
We paid the following fees (in thousands) to Deloitte & Touche and its affiliates for professional services rendered by them during 2021 and 2020, respectively:
Fees	2021	2020
Audit	$ 2160.3	$ 2,158.5
Audit Related	$ -	$179.7
Tax(1)	$81.6	$86.8
Other	$3.3	$-
Total	$2,245.2	$2,425.0
(1)Fees primarily include transfer pricing studies and tax compliance services.
Audit Committee Report
The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for 2021. We have discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. We have received the written disclosures and the letter from Deloitte & Touche as required by the applicable requirements of the PCAOB regarding the independent
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accountant’s communications with the Audit Committee concerning independence and have discussed with Deloitte & Touche its independence. Based on the above review and discussions, we recommended to the Board that the audited financial statements for the Company be included in the Company’s 2021 Annual Report on Form 10-K for filing with the SEC.
Respectfully submitted,
Nancy Loewe (Chair)
Darcy Antonellis
Steven Rosenberg
Carlos Sepulveda
COMPENSATION COMMITTEE
Each member of the Compensation Committee satisfies the standards for independence of the NYSE as they relate to compensation committees and qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Compensation Committee is governed by the Compensation Committee Charter, which sets forth the purpose and responsibilities of this committee.
Functions
The functions of the Compensation Committee include, among other things, the following:
•	making recommendations to the Board on the Company’s general compensation philosophy and objectives and strategy and on all matters of policy and procedures relating to executive compensation;
•	determining and approving the CEO’s compensation level;
•	determining and approving the compensation of the non-CEO NEOs and reviewing the compensation of certain other executive officers;
•
administering (to the extent such authority is delegated to the Compensation Committee by the Board) the incentive compensation and equity-based plans, setting performance targets and thresholds and recommending to the Board any modifications of such plans;

•	validating and approving the achievement of performance targets and thresholds under the Company’s incentive compensation plans; and
•	reviewing, recommending, and discussing with management the CD&A section included in the Company’s annual proxy statement.
GOVERNANCE COMMITTEE
The Governance Committee is composed solely of directors who satisfy all criteria for independence under the rules of the NYSE. The Governance Committee is governed by the Governance Committee Charter setting forth the purpose and responsibilities of this committee.
Functions
The functions of the Governance Committee include, among other things, the following:
•	identifying individuals qualified to become Board members and evaluate candidates for Board membership, including those recommended by stockholders in compliance with the Company’s by-laws;
•	recommending to the Board the director nominees for election or to fill any vacancies and newly created directorships on the Board;
•	identifying and recommending to the Board members qualified to fill any vacancies on a committee of the Board;
•	reviewing the succession planning program for the CEO and senior management;
•	developing and recommending to the Board a set of corporate governance guidelines and reviewing and reassessing the adequacy of such guidelines at least annually;
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•	overseeing the Board’s annual self-evaluation process and the Board’s evaluation of management;
•	periodically reviewing the criteria for the selection of new directors to serve on the Board and recommending any proposed changes to the Board for approval;
•	periodically reviewing and making recommendations regarding the composition and size of the Board;
•
periodically reviewing and making recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees;

•	annually recommending to the Board the chairpersons and members of each of the Board’s committees;
•	reviewing and reassessing the adequacy of the Governance Committee Charter on an annual basis and recommend any proposed changes to the Board for approval;
•	overseeing corporate social responsibilities and public interest issues of significance that affect our investors and other key stakeholders; and
•	overseeing environmental, health and safety issues.
STRATEGIC PLANNING COMMITTEE
The Strategic Planning Committee is governed by the Strategic Planning Committee Charter setting forth the purpose and responsibilities of this committee.
Functions
The functions of the Strategic Planning Committee include, among other things, the following:
•	reviewing the key industry and market issues and external developments impacting the Company's strategy and core competencies;
•	assisting management in analysis of alternative strategic options;
•	reviewing and evaluating material mergers and acquisitions, material capital investments, material financing activities and making recommendations to the Board regarding the same;
•	identifying and assessing risks facing the Company and establishing a risk management infrastructure to address those risks;
•	overseeing the division of risk-related responsibilities to each applicable Board committee;
•	reviewing and evaluating the Company’s policies and practices with respect to risk assessment and risk management; and
•	reviewing and assessing the effectiveness of the Company’s enterprise-wide risk assessment processes and recommending improvements where appropriate.
DIRECTOR COMPENSATION
Our director compensation program is designed to attract and to fairly compensate highly qualified, non-employee directors to represent our stockholders on the Board and to act in the stockholders’ best interests. The Company believes that compensation for non-employee directors should be competitive and should encourage increased ownership of the Company’s Common Stock through the payment of a portion of director compensation in Company equity. In accordance with the Compensation Committee Charter, the Compensation Committee sets the compensation of our Board members. Pearl Meyer, the Compensation Committee’s independent compensation consultant periodically reviews and reports to the Compensation Committee as to how the Company’s director compensation practices compare with those of other similarly situated companies. The Board makes changes in its director compensation practices only upon the recommendation of the Compensation Committee, and following discussion and unanimous concurrence by the full Board.
The compensation of our non-employee directors is subject to our Third Amended and Restated Non-Employee Director Compensation Policy (Director Compensation Policy). Under the Director Compensation Policy, a non-employee director is one who is not (i) an employee of the Company or any of our subsidiaries, or (ii) an employee of any of the Company’s stockholders which has contractual rights to nominate directors. Therefore, as Company employees, Messrs. Mitchell Zoradi and Gamble did not receive any compensation for their services on the Board or any of its committees for 2021.
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The compensation of the directors pursuant to our Non-Employee Director Compensation Policy is as follows:
(a)	a base director retainer of $60,000;
(b)	additional retainer of $35,000 for the non-employee director who serves as the lead independent director;
(c)	additional cash retainer for services on the committees as follows:
Committee	Chairperson	Member
Audit	$ 20,000	$ 10,000
Compensation	$15,000	$10,000
Governance	$10,000	$7,500
Strategic Planning	$10,000	$5,000
Annual cash retainers are paid in four equal quarterly installments at the end of each quarter for services rendered during the quarter. All directors are reimbursed for travel related expenses incurred for each Board meeting they attend.
In addition to the annual cash retainers, each non-employee director receives an annual grant of restricted stock valued at $115,000. The number of shares of restricted stock granted is determined by dividing $115,000 by the closing price of Common Stock on the grant date, rounded down to the nearest whole share. The grant date is typically on or around June 15. The annual awards vest on the first anniversary of the grant date subject to continued service to the Company through the vest date. The directors are also subject to a stock ownership guideline and are required to retain Common Stock ownership five times the value of their base retainer. Our Amended and Restated 2017 Omnibus Incentive Plan (the “2017 Plan”) imposes a $1,000,000 limit on the compensation that can be awarded to a non-employee director in any given fiscal year, including the sum of (i) cash compensation and (ii) the grant date fair value of equity compensation under the 2017 Plan.
The following table sets forth summary information regarding the compensation of our non-employee directors for 2021. See the compensation tables beginning on page 41 for the compensation paid to Messrs. Mitchell, Zoradi and Gamble.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total Compensation Actually Received
Darcy Antonellis	$ 75,000	$ 114,986	$ 189,986
Benjamin Chereskin	$80,000	$114,986	$194,986
Nancy Loewe	$87,500	$114,986	$202,486
Steven Rosenberg	$80,000	$114,986	$194,986
Enrique Senior	$65,000	$114,986	$179,986
Carlos Sepulveda	$120,000	$114,986	$234,986
Raymond Syufy	$65,000	$114,986	$179,986
Nina Vaca	$82,500	$114,986	$197,486
(1)	The grant date fair values were calculated based upon the closing price of Common Stock on June 15, 2021 of $22.10 per share. This calculation is in accordance with FASB ASC Topic 718.
See Note 17 to the Company’s 2021 Annual Report on Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share based awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.
OUR ENVIRONMENTAL PRACTICES
We have an ongoing commitment to promote environmental sustainability in our communities, including reducing our carbon footprint through energy efficient measures and reducing waste through co-mingled recycling programs.
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Recycling: We recycle at all eligible locations with approximately 25% of our domestic waste diverted from landfills in 2018 and 2019. Since 2012, we have recycled over 60,000 tons of waste. In select locations, we compost certain waste material. Data from 2020 and 2021 is not applicable due to closures or limited operations during the COVID-19 pandemic. Data is for locations for which the Company controls waste management.
Renewable Energy: Since 2019, through virtual power purchase agreements and renewable energy credits earned in deregulated markets, we have offset approximately 31% of our annual domestic electricity usage. We have 5 locations with approximately 1.5 megawatts of battery storage to reduce power demand during peak demand, thermal storage in select locations in California and Massachusetts and over 100 free electric vehicle charging stations at select locations throughout the country.
Energy Efficiency: We have incorporated LED lighting in whole or in part in most theatres and parking lots. We also have energy management systems in place for automated lighting and HVAC controls to ensure energy efficiency. We also engineer our HVAC units to minimize energy waste and to reduce power consumption. As of December 31, 2021, we have three LEED certified theatres.
Awards: We have been recognized and awarded for our sustainability efforts and are currently listed on the EPA Green Power Partner National Top 100 list.
TALENT MANAGEMENT AND HUMAN CAPITAL
One of our Core Values is Passion for People, including our employees, guests and the communities in which we operate.
Diversity, Equity and Inclusion: Our employees form the core of our Cinemark Values. We seek to be an equitable, diverse and inclusive company. We are committed to diverse representation across all levels of our workforce to reflect the vibrant and thriving diversity of the communities in which we live and work. As part of our ongoing commitment to a diverse and inclusive workforce, we have organized conscious inclusion training and hosted external speakers on the topic. In July 2021, we established a Diversity, Equity and Inclusion and Corporate Social Responsibility Department. We then hired a Director-level employee with a March 2022 start date to focus on developing diversity, equity and inclusion and corporate social responsibility initiatives within the company. We also support employee-driven support groups (ERGs) which help foster inclusion among all teammates, build awareness, recruit and retain a diverse workforce necessary for the Company to successfully operate in a global, multicultural, and evolving business environment. We support the continuous development of professional, technical and leadership skills of our employees by offering tuition assistance, skills development courses through partnerships with leading educational institutions, and leadership development and training both generally and as part of our diversity and inclusion initiatives.
Engagement: We believe that continuous engagement with our employees is vital to driving successful, meaningful outcomes. To foster a corporate culture of transparency and collaboration, senior management conducts regular “town-hall” style meetings with employees to share, among other matters, Company performance, business conditions and market challenges, and respond to employee concerns through question-and-answer sessions. These meetings were particularly important during 2020 and 2021 to keep our employees informed of the impact of the pandemic on our Company and our business, status of the industry and theatre re-openings. They also provided support and motivation and boosted morale. We also conduct employee satisfaction surveys that provide actionable feedback from employees to management. The survey responses are anonymous, measure employee satisfaction, and solicit honest feedback, and we follow through with projects to improve areas of opportunity. Performance reviews are conducted annually with bi-annual check-ins for all full-time employees, during which employees and managers address goals, developmental opportunities, strengths, and weaknesses. These reviews facilitate productive conversations across the organization and foster an open feedback culture.
Cinemark Cares: In recognition and gratitude for our moviegoing communities, we strongly encourage team members to give back to the community. For the past several years, we have held annual service days for team members. We are a proud long-term corporate partner with charities such as Variety the Children’s Charity, Will Rogers Motion Pictures Pioneers Foundation and St. Jude Children’s Research Hospital and host an annual golf tournament to raise funds for these and other selected charities.
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Employee Benefits: All full-time employees in the United States are eligible to participate in our group benefits plans on the first of the month following 30 days of employment. The benefits offered include medical, vision, dental, company-paid life and accidental death and dismemberment, supplemental life and accidental death and death and dismemberment, short- and long-term disability insurance, health savings accounts (a portion of which is funded by the Company), flexible spending accounts (a portion of which is funded by the Company) and an employee assistance program.
401(k) Savings Plan: We maintain a 401(k) Savings Plan for all U.S. based employees as a source of retirement savings. Generally, our employees who have attained the age of 21 are eligible to participate in the plan after 3 months of service. Our employees have the option to contribute to both a 401(k) pre-tax plan and/or a Roth 401(k) plan. We match 100% of an employee’s elective deferral up to 6% of such employee’s compensation, which contributions vest immediately. Our named executive officers receive contribution matches on the same terms and conditions as our other U.S. employees. We believe that offering our employees this additional investment vehicle for generating savings in a tax-deferred manner provides a valuable benefit and helps us retain top talent.
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ITEM TWO — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022
The Audit Committee has appointed and the Board has ratified the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for 2022. As a matter of good corporate governance, we are seeking stockholder ratification of the appointment of Deloitte & Touche. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may review its future selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.
One or more representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions. Please refer to page 23 for the fees paid to Deloitte & Touche in 2021 and 2020.
Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte & Touche as the independent registered public accounting firm for 2022.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022
ITEM THREE — NON-BINDING, ANNUAL ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION PROGRAM
As required by Section 14A of the Exchange Act, the Company is providing stockholders with an opportunity to cast an advisory vote on the compensation of our NEOs as disclosed in the CD&A, the compensation tables, narrative discussion, and related footnotes included in this proxy statement.
While the vote is advisory, and therefore non-binding on the Company, the Compensation Committee values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.
As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace and links pay to performance.
Accordingly, the Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion is hereby APPROVED.”
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION FOR 2021
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COMPENSATION DISCUSSION AND ANALYSIS

To assist our stockholders in locating important information regarding our executive compensation program, the CD&A is organized as follows:
Our NEOs
The following Compensation Discussion and Analysis (“CD&A”) provides a description of the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the compensation of our CEO, CFO and our four other most highly compensated executive officers for the year ended December 31, 2021. These executive officers are listed below:
Name	Age	Position
Lee Roy Mitchell	85	Executive Chairman of the Board
Mark Zoradi(1)	68	Chief Executive Officer; Director
Sean Gamble(2)	47	President and Chief Operating Officer
Michael Cavalier	55	Executive Vice President-General Counsel and Business Affairs
Valmir Fernandes	61	President-Cinemark International
Melissa Thomas(3)	42	Executive Vice President-Chief Financial Officer
(1)	Mr. Zoradi retired effective December 31, 2021.
(2)	Mr. Gamble was Executive Vice President--Chief Financial Officer until November 8, 2021. Effective January 1, 2022, Mr. Gamble serves as the President and Chief Executive Officer.
(3)	Ms. Thomas was appointed Executive Vice President--Chief Financial Officer effective November 8, 2021.
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Lee Roy Mitchell is the founder of the Company. He has served as our Executive Chairman of the Board since March 1996 and as a director since our inception in 1987. Mr. Mitchell has been engaged in the theatrical exhibition business for over 50 years. Mr. Mitchell is the brother-in-law of Walter Hebert III, the former Executive Vice President–Purchasing, of the Company. Mr. Mitchell served on the board of directors of National CineMedia, Inc. from 2007 until 2021.
Mark Zoradi has served as our director since June 2015 and our CEO from August 2015 until his retirement effective December 31, 2021. Mr. Zoradi spent 30 years at The Walt Disney Company, including serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, Mr. Zoradi served in a variety of positions of increasing responsibility within The Walt Disney Company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Mr. Zoradi also served as the President and COO of Dick Cook Studios from January 2011 until July 2014 and the COO of Dreamworks Animation SKG, Inc. from August 2014 until January 2015. Mr. Zoradi currently serves on the board of directors of National CineMedia, Inc.
Sean Gamble has served as our President since July 28, 2021, our COO and CFO since January 2018 and as our Executive Vice President and CFO since August 2014. Beginning January 1, 2022, Mr. Gamble now serves as our President and CEO. Prior to joining Cinemark, from February 2009 until April 2014, Mr. Gamble served as Executive Vice President and CFO of Universal pictures within NBCUniversal, one of the world’s leading media and entertainment companies. NBCUniversal was a wholly-owned subsidiary of the General Electric Company until January 2011, then subsequently acquired by the Comcast Corporation. He joined Comcast after 15 years at the General Electric Company where, in addition to his time with NBCUniversal, he held multiple senior leadership positions, including CFO of GE Oil & Gas’ Equipment business based in Florence, Italy from May 2007 until January 2009.
Michael Cavalier has served as our Executive Vice President-General Counsel and Business Affairs since July 2021, our Executive Vice President-General Counsel and Secretary since February 2014, our Senior Vice President-General Counsel and Secretary since January 2006, our General Counsel since 1997 and our Associate General Counsel from 1993 to 1997. He has been with Cinemark for more than 28 years.
Valmir Fernandes has served as our President of Cinemark International, L.L.C. since March 2007, was the General Manager of Cinemark Brasil, S.A from 1996 to March 2007 and has been with Cinemark for more than 25 years.
Melissa Thomas has served as our Executive Vice President-Chief Financial Officer since November 2021. Prior to joining Cinemark, from February 2020 to October 2021 Ms. Thomas served as Groupon Inc.’s Chief Financial Officer and served as Groupon’s Interim Chief Financial Officer from August 2019 to her appointment as Chief Financial Officer, its Chief Accounting Officer and Treasurer from November 2018 until her appointment as Interim Chief Financial Officer and its Vice President of Commercial Finance from May 2017 until her appointment to Chief Accounting Officer and Treasurer. Prior to joining Groupon, Ms. Thomas served as Vice President of Finance at Surgical Care Affiliates from June 2016 to May 2017. From August 2007 to May 2016, Ms. Thomas served in a variety of finance and accounting leadership roles at Orbitz Worldwide (NYSE: OWW), including Vice President of Finance. Prior to her employment at Orbitz, Ms. Thomas held accounting positions at Equity Office Properties and began her career at PricewaterhouseCoopers.
2021 SAY-ON-PAY RESULT
We provide stockholders with the opportunity to cast an annual advisory vote on the compensation of our NEOs. At the 2021 Annual Meeting, approximately 82% of the stockholder votes cast on say-on-pay were voted in favor of the proposal. Although the percentage of favorable votes is down from the 96% favorable votes received at the 2020 Annual Meeting the Compensation Committee believes that this substantial majority of votes in favor affirms stockholders’ support for our approach to executive compensation during the COVID-19 pandemic. Every year we endeavor to have discussions with some of our institutional investors in order to better understand their views on our compensation practices. The Compensation Committee carefully considers this feedback in designing the key components of our executive compensation program.
Following the 2021 advisory vote and discussions with institutional investors in 2021 and 2022, the Compensation Committee decided to return to a more traditional performance based structure for our annual bonus program and a portion of our long term incentive compensation program. See Decisions in Response to the COVID-19 Pandemic – Cash
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Bonus and Impact of COVID-19 on Long Term Incentive Compensation. The Compensation Committee believes the actions it took in 2021 were appropriate to attract, retain and incentivize management as the Company continues to navigate through a difficult business environment. We believe our programs are effectively designed and are aligned with the interests of our stockholders.
EXECUTIVE COMPENSATION BEST PRACTICES
The Compensation Committee monitors emerging best practices in executive compensation to incorporate them into our compensation program and enhance value for our stockholders. The chart below lists some of our compensation “best practices” implemented by the Compensation Committee and also provides the compensation practices we do not follow:
What We Do		What We Do Not Do
✔	Provide competitive, market-driven base salary	×	Reward imprudent risk-taking
✔	Utilize formula-driven, quantitative performance targets for a significant portion of total compensation	×	Provide “single trigger” provisions in our employment agreements for change in control
✔	Overlap performance periods and capped incentive opportunities	×	Provide excise tax gross ups for change in control payments
✔	Balance mix of pay components	×	Offer deferred compensation
✔	Align management and stockholder interests through stock ownership guidelines	×	Agree to golden parachutes
✔	Unconditionally prohibit executives from engaging in hedging transactions or pledging Cinemark stock	×	Offer pension benefits
✔	Provide double trigger for change in control	×	Provide excessive perks
OUR COMPENSATION PHILOSOPHY
Our executive compensation program is structured to attract, motivate, reward, and retain high caliber talent who will lead the Company to increase our competitive advantage and deliver sustainable profitability. This includes building a solid foundation for long-term growth while consistently achieving near-term results. The Compensation Committee takes a holistic view of pay and performance and ensures that there is appropriate alignment with Company performance, overall business strategy and culture. We hire high caliber individuals who can determine our strategy to execute our long-term vision while continuing to deliver our mission of making the movie-going experience memorable by engaging with our customers and providing world class facilities and services. To ensure that our key executives are incentivized appropriately to deliver our mission and vision, the Compensation Committee has designed an executive compensation program that strongly aligns with the interests of stockholders in creating sustainable long-term stockholder value by directly linking pay to Company and individual performance. Each of the measures in our performance-based plan is designed to align with, and support, our business strategy – create an extraordinary guest experience, deepen customer loyalty, and pursue growth opportunities.
DESIGN OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to achieve the following key objectives:
•	attract and retain top talent;
•	pay-for-performance; and
•	strike balance between performance and risk-taking
To ensure that the compensation program serves the above objectives, the Compensation Committee takes into consideration the following:
•	key drivers of sustainable performance
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•	viewing value creation over multiple overlapping timeframes
•	considering total compensation as one package rather than viewing each component independently
•	balancing stockholder expectations by discouraging undue risk-taking and motivating executives to drive the right behaviors
•	industry comparables
The highlights of our executive compensation program are as follows:
Characteristics	Description
Competitive Base Salary	Base salary is market competitive to attract and retain valued employees
Balanced Mix of Pay Components Over Short and Long Term	Target compensation mix is weighted towards long-term equity-based incentives rather than short-term cash incentives
Balanced Approach to Performance-based Awards
Performance targets are tied to multiple financial metrics of the Company; performance periods for long-term equity incentive awards overlap and, therefore, reduce the motivation to maximize performance in any one period. For 2021 only, the Compensation Committee used discretion and established short-term objectives for the annual bonus target and due to the COVID-19 pandemic long-term equity awards incorporated a four year cliff vest to drive retention rather than a performance metric.

Individual Performance Modifies Bonus Payout
Non-CEO NEO bonus payout can be modified up to +/-15% based on achievement of individual goals set against Company strategic objectives for the year; CEO evaluated against Company performance and execution of strategic goals for the Company

Stock Ownership Guidelines	CEO required to own, directly or indirectly, Company equity five times base salary; other executive officers required to own two times their base salary
Hedge or Pledge of Common Stock Prohibited; No Margin Account Allowed
Directors and executives (including NEOs) who are subject to the Supplemental Insider Trading Policy, are prohibited from trading in puts, calls or other derivative securities with respect to Company securities and short sales of Company securities. They are also prohibited from holding Company securities in a margin account and from pledging Company securities as collateral for any other loan

DECISIONS IN RESPONSE TO THE COVID-19 PANDEMIC
The Compensation Committee designed the traditional executive compensation program to align pay with performance and the majority of target compensation was comprised of performance-based incentive awards. In February 2021, the Compensation Committee re-evaluated the continuing impact of the COVID-19 pandemic on our Company and industry and found it necessary to temporarily modify for 2021 the historical performance metrics that drove the compensation structure for our annual cash bonus and performance awards under our long-term equity incentive grants. The Committee concluded that these temporary modifications were needed because of the continued uncertainty regarding the timing of our industry’s recovery, the changing business environment and consumer behavior as a result of the pandemic and the
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uncertain long-term impact of streaming initiatives launched by major studios. The Compensation Committee found that the modifications to the executive compensation structure were necessary to properly compensate, reward and retain our executives during these unprecedented times. See Executive Compensation Components – Cash Bonus and Impact of COVID-19 on Long-Term Incentive Compensation.
EXECUTIVE COMPENSATION COMPONENTS
The design of our executive compensation program is consistent with the compensation structure used in our industry:
•	base salary
•	cash bonus
•	long-term equity incentive awards
•	standard benefits
•	limited perks
Base Salary
Base salary is the fixed component of our executive’s annual cash compensation. In determining base salary, the Compensation Committee takes into consideration the scope and nature of job responsibilities of the NEO, market competitiveness relative to executives in similar positions at comparable group companies, merit increase recommendations of the CEO based on performance reviews (except in the case of his own compensation), and other objective factors deemed relevant by the Compensation Committee. The Compensation Committee has not adopted any formula with specific weightings assigned to any of the factors above.
In February 2021, as part of the annual compensation review process, the Compensation Committee approved a grant of restricted stock, in lieu of a cash base salary increase for each of Messrs. Gamble, Cavalier and Fernandes, equal to 2.75% of their 2021 base salary. The grants were made in March 2021 with a one-year vest period. Messrs. Mitchell and Zoradi each elected to forgo any increase to their base salary.
On July 28, 2021, Mark Zoradi announced that he would retire as Chief Executive Officer. In connection with this announcement, we announced that the Board had appointed Sean Gamble as President and Chief Operating Officer and that he would continue as Chief Financial Officer until his replacement was identified. Other executive promotions were also made. Mr. Gamble’s base salary was increased from $660,000 to $750,000 which was prorated for the period of time in 2021 Mr. Gamble served as President. Michael Cavalier was appointed as Executive Vice President General Counsel and Business Affairs. Mr. Cavalier’s salary was also increased from $555,012 to $575,000 which was also prorated for the remainder of 2021.
Cash Bonus
Our cash bonus structure is designed to motivate and reward bonus eligible employees for the successful completion of our annual performance goals. Typically, Company performance is measured against a pre-established target for the year. During 2021, the COVID-19 pandemic continued to have a significant adverse impact on the Company’s performance, making it impracticable for the Compensation Committee to effectively establish a purely financial performance metric for the annual cash bonus. The Compensation Committee determined that annual cash bonuses would be awarded based upon its discretion relying upon alternative performance objectives, which fell into the following general categories:
•	financials/operations
•	performance relative to competitors
•	strategic initiatives
•	talent management
The participants in our cash bonus program are rewarded based on individual targets expressed as percentages of base salary. For the NEOs, the target cash bonus opportunities for 2021 were set by the Compensation Committee by taking into consideration a variety of factors including peer group data, CEO’s recommendation (except for his own) and the
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individual’s current and anticipated contributions to the strategic goals of the Company. The actual amount of cash bonuses paid, if any, may result in a cash bonus that is equal to or less than the stated individual target (and could be zero) depending on whether, and to what extent, the applicable Company performance objectives and other conditions are satisfied.
Individual cash bonus payouts, except for Messrs. Mitchell and Zoradi, may be adjusted to a maximum of +/-15% based on the individual’s Annual Business Objective (ABO) rating. The ABO rating indicates the achievement level for the goals the individual sets at the beginning of the year. These individual goals are defined through personal business objectives and are set to support the Company’s strategic objectives for the year. As part of the year-end performance review process, the individual’s manager evaluates the individual’s performance against his/her ABO goals and assigns a composite score. Based on their composite scores for their individual performance, Mr. Gamble’s ABO modifier was 15%, and Messrs. Cavalier’s and Fernandes’ were 7.5%. The Compensation Committee evaluates the CEO’s performance against the Company’s goals and objectives, and the overall strategic plan, set for the year by the Board.
In February 2022, the Compensation Committee met to review the Company’s performance against the pre-established performance metrics discussed above. The Compensation Committee determined that the management team significantly outperformed on virtually all established metrics and successfully navigated the Company through another difficult year. The Compensation Committee determined that all bonus eligible employees were entitled to 125% of their target bonus amount. For 2021, the cash bonus weightings, individual targets (as a percentage of base salary), expected target cash bonus for the year as set in February 2021, and the actual cash bonus earned, for each of the NEOs were as follows:
Name	Target Cash Bonus (% of Base Salary)	Expected Target Cash Bonus	Payout % of Target	ABO Modifier	Cash Bonus Payout
Lee Roy Mitchell	100%	$1,020,001	125%	0%	$1,275,001
Mark Zoradi	125%	$1,375,000	125%	0%	$1,718,750
Sean Gamble	100%	$687,857	125%	15%	$963,000
Michael Cavalier	90%	$507,221	125%	7.5%	$672,067
Valmir Fernandes	90%	$499,511	125%	7.5%	$661,852
Melissa Thomas(1)	N/A	N/A	N/A	N/A	$500,000(1)
(1)
The Company agreed to pay Ms. Thomas a $500,000 signing bonus in connection with her Employment Agreement dated October 7, 2021 to be paid at the same time bonuses were paid to similarly situated executives in 2022.

In February 2022, the Compensation Committee met with management and Pearl Meyer to determine the appropriate performance metric to use for the annual cash bonus to properly incentivize, retain and reward executives. The Company expects 2022 to be a transition year with continuing impact from the COVID-19 pandemic. Management provided the Compensation Committee with forecasts for 2022 which incorporate assumptions regarding status of the virus, government restrictions, consumer sentiment, film output and studio window strategies. The Compensation Committee decided to utilize budgeted Adjusted EBITDA to establish the performance targets for the 2022 annual cash bonus. This performance metric was chosen as it is a key performance indicator of the Company used by investors, is highly correlated to long-term investor value and is the primary measure used by management to evaluate profit and loss and capital allocation. The cash bonus achieved will be determined using the Company reported Adjusted EBITDA with adjustments for cash bonus accruals, certain severance payments, extraordinary accounting changes and a +/- 5% collar for the impact of changes in foreign exchange rates. Adjusted EBITDA may also be adjusted, upward or downward, to eliminate variances between industry box office for the fiscal year and the industry forecast used in the determination of budgeted Adjusted EBITDA to set the cash bonus target.
Long-term Equity Incentive Compensation Prior to the COVID-19 Pandemic
Cinemark’s long-term equity incentive compensation program is intended to help (1) attract, motivate, reward and retain key talent, and (2) align our executives’ interests with stockholders’ interests to maximize long-term stockholder value.
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Typically, the long-term equity incentive compensation is awarded as time-based and performance-based equity. Time-based equity enables us to attract and retain highly qualified executive officers as leaders to ensure our continued success. Performance-based equity encourages the Company’s long-term growth and aligns the executive’s interests with the interests of our stockholders. The combination of the two, with an emphasis placed on performance-based equity, ensures both balance and alignment within our long-term incentive program. Grants to all eligible employees, including the NEOs, are made in the first quarter of the year. The NEOs receive both time-based and performance-based equity.
The target value of long-term equity awards granted to a NEO is based on a percentage of the executive’s base salary. The target value and the split between time-based and performance-based grants are determined by the Compensation Committee by taking into account factors such as the individual’s leadership, NEO’s contribution to Company operations, projected state of the economy over the performance period, overall business environment and relative positioning versus peer group comparable.
The restricted stock grants vest 50% on each of the second and fourth anniversaries of the grant date, subject to continuous employment through the vest dates.
Recipients of restricted stock awards are permitted to:
(i)	receive dividends on the restricted stock (prior to vest) to the extent dividends are paid by the Company on shares of its Common Stock, and
(ii)	to vote such Common Stock during the restriction period.
Performance awards are generally granted in the form of performance stock units. The goals for the performance awards are based on one or more pre-established objective criteria that specify the number of shares of Common Stock that will be issued upon attaining the performance goals. After certification of the attainment of the performance goal, the underlying Common Stock is subject to additional time-based vesting conditions. Any dividends that are attributable to the underlying Common Stock are accrued and paid to the recipient, to the extent the performance award vests, at the end of the four years when the Common Stock is issued. The performance awards granted prior to 2021 have a four-year vest schedule – performance period of two years followed by an additional two-year service requirement. Prior to the COVID-19 pandemic, the performance goal was based on an implied equity value concept that measures the change in an IRR during a performance period. The implied equity value was based on a valuation model utilizing a multiple of Adjusted EBITDA (subject to certain specified adjustments) and other factors that produce a fundamental valuation of our equity. IRR represents the growth in this implied equity value during the performance period. Each performance target underlying the performance awards had a threshold, target and maximum level and vested on a pro rata basis according to the IRR achieved during the performance period, with the maximum level equal to 175% of the individual’s target. The target IRR goal for the performance-based awards was set by the Compensation Committee based on projected value creation with a substantial degree of difficulty to attain the performance level.
Changes to Long-term Incentive Compensation Due to the COVID-19 Pandemic:
The COVID-19 pandemic has had significant adverse impact on our performance metrics both for the short-term annual cash bonus as well as for the long-term performance awards. One of the hallmarks of our equity compensation program is the overlapping of performance periods, which in other years has ensured continuous performance over the long-term, as opposed to performance over discrete periods of time. The Compensation Committee evaluated the impact of the pandemic on the historical IRR metric used to certify the number of shares issuable under performance-based awards. The Compensation Committee considered the pandemic’s effect on the Company and the movie exhibition industry, the projected continuation of the macro-economic conditions through 2021 and beyond and the continued uncertainty regarding the timing of the industry recovery. Such adverse consequences are due to completely unforeseen, external circumstances beyond the control of management, and, for long-term incentive compensation, a combination of time-based and performance-based awards were no longer an appropriate retention tool. Because the Compensation Committee determined it was not advisable to attempt to establish performance goals in such an unstable environment that had the potential to be unattainable in the future due to circumstances outside of management’s control, the Compensation Committee determined that for 2021 only the traditional grants of time based awards and performance based awards should be replaced with all time-based restricted awards to drive retention of the equity compensation
36

participants. The restricted awards were awarded at a percentage of base salary. Fifty percent (50%) of the time based awards vest on the second and fourth anniversary of the grant date and the remaining fifty percent (50%) of the time based restricted awards cliff vest on the fourth anniversary of the date of the grant. The Compensation Committee believes this structure will provide retention of our key talent through these uncertain times.
In February 2022, the Compensation Committee met with management and Pearl Meyer, an independent national compensation consulting firm, to determine the appropriate structure of a long-term incentive and a performance metric to use for the performance-based equity incentive awards. The Compensation Committee determined that the high volatility of current market dynamics make long-range forecasting unreliable. For 2022 only, the Compensation Committee determined that a 1 year performance period with a cliff vest on the third anniversary was appropriate in the current environment for performance-based awards. This structure will properly incentivize and reward management for matters within their control and serve as a retention tool. Several potential performance metrics were considered by the Compensation Committee and management. The Compensation Committee chose a combination of revenue and cash flow metrics as the performance metric for 2022 as both are relevant for achieving the Company’s strategic goals of re-igniting movie-going and rebuilding the Company’s balance sheet. The Compensation Committee also determined it appropriate to grant time-based awards and that the establishment of a three-year ratable vesting schedule was appropriate for those awards. In 2023 the Compensation Committee will again evaluate the appropriate performance metric, performance period and vesting for future performance-based equity incentive awards.
EXECUTIVE COMPENSATION PROCESS: ROLES
Role of the Compensation Committee and the Compensation Consultant: The Compensation Committee oversees and provides strategic direction to management regarding all aspects of our executive pay program. It sets the compensation of the CEO, the non-CEO NEOs as well as the Board members. The Compensation Committee may advise the Board of its determination of the compensation of the CEO and certain other executive officers, prior to its implementation.
During 2021 the Compensation Committee engaged Pearl Meyer to provide advice with respect to the compensation of our executive officers and the Board. The Compensation Committee annually assesses the independence of its compensation consultant.
The Compensation Committee relies upon Pearl Meyer to:
•	assist in the selection of a group of peer companies;
•	provide information on compensation paid by such peer companies to their executive officers;
•	analyze compensation survey data to supplement publicly available information on compensation paid by peer companies;
•	advise on alternative structures or forms of compensation and allocation considerations; and
•	advise on appropriate levels of compensation for the NEOs and the other members of the executive team
The Compensation Committee consulted with Pearl Meyer to develop the most appropriate compensation framework for 2021 that would align with the Company’s compensation philosophy taking into consideration the on-going COVID-19 pandemic and the Company’s performance in an exceptionally difficult business environment.
Role of Management and the CEO in Setting Executive Compensation: Each year, our CEO evaluates the performance of certain members of upper management including Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas. Our CEO makes a recommendation for the compensation of his direct reports based upon his evaluation and their ABO rating, their roles and responsibilities, and market benchmarking data for similarly placed executives, as provided by Pearl Meyer. The Compensation Committee considers our CEO’s recommendation relative to our strategic plan, operating goals, and compensation philosophy. In consultation with Pearl Meyer, the Compensation Committee also considers general market conditions and industry trends to set non-CEO NEO executive compensation.
Process for Setting CEO Compensation: The Compensation Committee establishes certain business criteria and performance targets relevant to compensation, including equity and incentive bonus plans, for the CEO and other non-CEO executive officers and evaluates their performance against such business criteria and performance targets.
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EXECUTIVE COMPENSATION PROCESS: PEER GROUP REVIEW
To help establish competitive ranges of base salary, incentive compensation opportunities, and target compensation, the Compensation Committee relies on competitive market data from surveys and reports prepared by Pearl Meyer. We consider market survey data from a group of size-appropriate comparators operating in the entertainment and retail industries (peer group) that are also traded publicly and with which we compete for executive talent.
Based on the criteria described above, the Compensation Committee used the peer group set forth below for purposes of setting executive compensation in February 2021:
AMC Entertainment Holdings, Inc.	Lions Gate Entertainment Corp	Bloomin’ Brands, Inc.
Dave & Buster’s Entertainment, Inc.	Live Nation Entertainment, Inc.	IMAX Corporation
Brinker International, Inc.	The Madison Square Garden Company	Six Flags Entertainment Corporation
Cineplex, Inc.	Cineworld Group, LLC	Cedar Fair, L.P.
The Compensation Committee used blended market data from the most recent proxy data and size-appropriate survey information provided by Pearl Meyer to determine 2021 compensation for each of the NEOs. The market data provides percentile compensation levels for various executive positions with comparable job responsibilities as our NEOs. The Compensation Committee also analyzes market data regarding compensation mix between base salary and annual and long-term incentives awards. The Committee does not endeavor to set executive compensation at or near any percentile, and it considers target compensation to be competitive if it is generally within a reasonable range of the market median. The Compensation Committee also considers other factors including level of responsibility, the individual’s performance, expectations regarding the individual’s future potential contributions, ability to drive the Company’s strategy, retention strategies, budget considerations, and the Company’s performance.
COMPENSATION RISK ASSESSMENT
The Compensation Committee monitors our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that have the potential to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. As part of these considerations and consistent with our compensation philosophy, our compensation program, particularly our annual and long-term incentive compensation plans, are designed to provide incentives for the executives to achieve performance objectives without encouraging excessive risk-taking.
Below are the highlights of the Company’s compensation program which mitigate risks associated with compensation:
•	appropriate mix of “short- vs. long-term” pay and “fixed vs. variable” pay to reward overall performance;
•	company performance measured against objective financial metrics during non-COVID-19 years;
•	portion of individual cash bonus payout tied to the individual’s ABO ratings which measures the performance of the individual’s goals set against the Company’s strategic objectives for the year;
•	employees’ commitment to our culture of accountability reinforced through a comprehensive performance management and compensation system;
•	capped payout levels for incentive compensation;
•
stock ownership requirements for directors, NEOs and executive vice-presidents – directors required to retain Common Stock ownership five times the value of their base retainer, the CEO five times his/her base salary and other executive officers two times their respective base salaries;

•	vest of a portion of long-term equity incentive awards linked to performance over a period of time (with overlapping performance periods during non-COVID-19 years);
•	validation of pay-for-performance on an annual basis by stockholders;
•	unconditionally prohibits covered employees hedging transactions or pledging of Company securities; and
•	unconditionally prohibits covered employees holding Company securities in margin accounts.
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Our Compensation Committee monitors and considers the risk mitigating factors when setting executive compensation. Based on such review, the Compensation Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company or put the Company at risk.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s 2021 Annual Report on Form 10-K, and the Board has approved the recommendation.
Respectfully submitted,
Nina Vaca (Chair)
Benjamin Chereskin
Carlos Sepulveda
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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	344,071	N/A	7,101,210
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	344,071	N/A	7,101,210
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SUMMARY COMPENSATION TABLE FOR 2021
The following table sets forth summary information concerning the total compensation earned by our NEOs for each of the last three completed fiscal years.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Lee Roy Mitchell Executive Chairman of the Board	2021	1,020,001	—	—	1,275,001	13,532	2,308,534
	2020	589,394	—	764,998	—	25,688	1,380,080
	2019	1,000,001	—	—	1,414,002	24,089	2,438,092
Mark Zoradi Chief Executive Officer	2021	1,100,000	—	4,399,998	1,718,750	334,524	7,553,272
	2020	740,632	—	5,761,220	—	413,437	6,915,289
	2019	1,100,000	—	3,099,012	1,944,250	165,517	6,308,779
Sean Gamble(5) President and Chief Operating Officer; former Executive Vice President-Chief Financial Officer	2021	687,857	—	1,460,279	963,000	24,522	3,135,657
	2020	521,435	—	1,821,528	—	116,007	2,458,970
	2019	625,000	—	1,119,263	837,562	107,773	2,689,598
Michael Cavalier Executive Vice President –General Counsel & Business Affairs	2021	563,578	—	920,112	672,067	29,086	2,184,842
	2020	440,923	—	1,323,650	—	107,592	1,872,165
	2019	540,000	—	833,712	723,654	108,139	2,205,505
Valmir Fernandes President – Cinemark International	2021	555,012	—	709,001	661,852	31,775	1,957,640
	2020	441,633	—	1,184,878	—	114,810	1,741,321
	2019	540,000	—	698,698	615,762	109,796	1,964,256
Melissa Thomas Executive Vice President – Chief Financial Officer	2021	95,833	500,000	3,621,972	—	—	4,217,805
(1)
The reported amounts for 2020 are the actual amounts earned during 2020 reflecting the reductions in base salary from April through August 2020. See Executive Compensation Components-Base Salary for discussions on how base salary is determined. Ms. Thomas was employed as of November 8, 2021. The amount shown reflects the pro-rata amount paid during 2021 based upon an annual salary of $575,000.

(2)	Ms. Thomas was entitled to a $500,000 sign-on bonus paid on the same date as the 2021 bonuses are paid.
(3)
The reported numbers reflect the aggregate grant date fair market values of the annual restricted stock awards granted in February of each year, the retention equity grant awarded in August 2020, the bonus equity grant awarded in December 2020, the merit increase grants on March 10, 2021 and the special grants to Messrs. Gamble and Cavalier on July 28, 2021 as part of the reorganization of the executive leadership team announced in connection with Mr. Zoradi’s retirement. Ms. Thomas was granted 163,816 shares of Restricted Stock as part of her Employment Agreement which will vest over 4 years. For more information on the vesting of Ms. Thomas’s grant refer to the Company’s current report on Form 8-K filed with the SEC on October 13, 2021. See Executive Compensation Components-Long-term Incentive Compensation Prior to the COVID-19 Pandemic and Changes to Long-Term Incentive Compensation Due to COVID-19 Pandemic for discussions on how long-term incentive compensation is set and the annual grant awarded in February.

The grant date fair values were calculated based on the closing price of Common Stock on February 18, 2021 of $21.01, March 9, 2021 of $23.98, July 27, 2021 of $16.08, December 14, 2020 of $15.70, August 18, 2020 of $11.04, February 18, 2020 of $31.71, and February 19, 2019 of $36.77 per share. The grant date fair value of the restricted stock issued to Ms. Thomas were calculated based on the closing price of Common Stock on November 5, 2021 of $22.11. The fair market values of the performance-based performance stock units are based on target achievement as the most probable outcome, computed in accordance with FASB
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ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures. See Note 17 to the Company’s 2021 Annual Report on Form 10-K for a discussion of the assumptions used in determining the grant date fair values of long-term equity incentive awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.
Mr. Mitchell does not receive any annual grants due to his substantial equity ownership in the Company and he did not receive any retention equity grant in 2020. The reported number for Mr. Mitchell reflects the value of his bonus equity grant in December 2020.
(4)
The reported amounts are the cash bonuses earned for the respective fiscal years. The cash bonuses earned for a fiscal year are paid in the first quarter of the following year subject to the attainment of performance targets set by the Compensation Committee at the beginning of the covered fiscal year. The cash bonus payouts for 2020 was paid as a discretionary bonus equal to 75% of target using restricted stock with a one year vesting period. See footnote 2 of this table. The cash bonuses for 2021 were paid on March 2, 2022. See Executive Compensation Components–Cash Bonus for a discussion of how cash bonus is set.

(5)	The compensation reported in this column include the following:
Name	Fiscal Year	Annual Matching Contributions to 401(K) Savings Plan and HSA ($)	Life, Group and Disability Insurance Premiums Paid by Company ($)	Dividends Paid on Restricted Stock and Vested RSU(i) ($)	Other ($)
Lee Roy Mitchell	2021	—	13,532	—
	2020	17,100	8,588	—	—
	2019	16,800	7,289	—	—
Mark Zoradi	2021	17,400	20,906	296,218	30,000 (ii)
	2020	17,100	17,582	348,755	30,000 (ii)
	2019	16,800	20,733	97,984	30,000 (ii)
Sean Gamble	2021	18,025	6,497	—
	2020	17,100	5,675	93,231	—
	2019	16,800	5,684	85,289	—
Michael Cavalier	2021	18,650	13,215	—
	2020	17,100	7,611	82,881	—
	2019	16,800	7,616	83,723	—
Valmir Fernandes	2021	17,400	10,436	—
	2020	17,100	15,374	82,336	—
	2019	16,800	9,760	83,235	—
Melissa Thomas	2021	—	—	—	—
(i)
Dividends paid on all outstanding restricted stock, and dividends paid on performance stock units at the time of vest of the underlying Common Stock. The performance stock units granted in 2016 vested in February 2020 and the performance stock units granted in 2017 were subject to accelerated vest in December 2020. Mr. Zoradi was paid accrued dividends on outstanding performance stock units issued in 2018, 2019 and 2020 which were vested at the end of his employment pursuant to the terms of his employment agreement. The accrued dividends outstanding on the underlying Common Stock were paid in January 2022.

(ii)	Includes a $30,000 annual personal expense allowance pursuant to Mr. Zoradi’s employment agreement.
(6)	Effective January 1, 2022, Mr. Gamble was promoted to Chief Executive Officer and received a salary increase as a result.
For a narrative description of the amounts reported in the Summary Compensation Table for 2021, see Executive Compensation Components for a discussion of the various elements of compensation, including general description of the formula or criteria to be applied in determining the amounts payable, material terms of the long-term equity incentive awards, Grants of Plan-Based Awards 2021 table for details of the equity granted in 2021 and Discussion of the Terms of the Employment Agreements with Our NEOs for compensation pursuant to the terms of the respective employment agreements.
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CEO PAY RATIO FOR 2021
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median-compensated employee and the annual total compensation of our CEO.
As a leader and one of the most geographically diverse operators in the theatrical exhibition industry, we operate 522 theatres and 5,868 screens in the U.S. and Latin America. Our employee population consists of approximately 70% part-time employees many of whom are compensated on an hourly basis. Our median employee was a theatre Team Member, paid hourly and employed on a part-time basis.
For the year ended December 31, 2021:
•	the annual total compensation of our median-compensated employee, was $5,584; and
•	the annual total compensation of Mark Zoradi our CEO during 2021, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $7,553,272
•	based on this information, the ratio of the total compensation of Mr. Zoradi, to the annual total compensation of our median-compensated employee was 1,353 to 1.
To identify our median employee, as well as to determine the annual total compensation of the “median employee” for this purpose, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•	We determined our median employee based on our employee population as of October 1, 2021 (the “Determination Date”).
•
Under the de minimis exception of the pay ratio rule, we excluded the employee populations of certain jurisdictions comprising 5% or less of our total employees. The jurisdictions and number of employees excluded were: Costa Rica (247), Curacao (37), Guatemala (88), Nicaragua (42), and Peru (555). After the de minimis exclusions and as of October 1, 2021, we had 18,600 employees, comprised of 13,087 U.S. employees and 5,513 non-U.S. employees.

•
To identify the median employee from our employee population, we used total compensation including wages, bonuses and benefits reflected in our payroll records, which we believe is a reasonable method of identifying the median employee. The substantial majority of our employees do not participate in a long-term incentive program, therefore we believe that excluding that program from consideration does not meaningfully impact the identification of the median employee.

•
In making these determinations, we annualized the compensation for employees who were on our payroll as of the Determination Date but were salaried new hires and salaried employees who were on a leave of absence by taking an employee’s compensation for the number of bi-weekly pay periods for which they were actively employed and annualizing such amount for the full year of 26 pay periods. Except for the annualization as described, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation.

This pay ratio is a reasonable estimate calculated in a manner consistent with the applicable rules. The rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
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GRANTS OF PLAN-BASED AWARDS IN 2021
The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs during and for 2021.
Name	Grant Date(1)	Approval Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(3)			All Other Stock Awards: Number of Shares of Stock or Unites (#)(4)	Grant Date FV of Stock Awards(5)
			Threshold	Target	Maximum
Lee Roy Mitchell		2/17/21	510,001	1,020,001	1,530,002	N/A	N/A
Mark Zoradi	—	2/17/21	687,500	1,375,000	2,062,500
	2/19/21	2/17/21				209,424	$4,399,998
Sean Gamble	—	2/17/21	343,929	687,857	1,031,786
	2/19/21	2/17/21				56,544	$1,187,989
	3/10/21	2/17/21				756	$18,129
	7/28/21	7/28/21				15,806	$254,160
Michael Cavalier	—	2/17/21	249,756	507,221	760,832
	2/19/21	2/17/21				39,624	$832,500
	3/10/21	2/17/21				636	$15,251
	7/28/21	7/28/21				4,500	$72,360
Valmir Fernandes	—	2/17/21	249,756	499,511	749,267
	2/19/21	2/17/21				33,020	$693,750
	3/10/21	2/17/21				636	$15,251
Melissa Thomas	11/8/21	10/5/21		—		163,816	$3,621,972
(1)	The grant date of the long-term incentive awards.
(2)	The dates the Compensation Committee approved the bonus targets and grants of the long-term incentive awards.
(3)	The reported numbers were the estimated future payouts calculated when the Compensation Committee set the target cash bonus percentages in February.
See Executive Compensation Components–Cash Bonus for a description of the cash bonus process, the target cash bonus opportunities of each NEO for 2021. The Compensation Committee did not award hypothetical shares of Common Stock as performance stock units. See Executive Compensation Components–Long-term Equity Incentive Compensation for a discussion of the terms of the performance stock units.
(4)
On February 19, 2021, as part of the annual grant cycle, the Compensation Committee awarded Messrs. Zoradi, Gamble, Cavalier and Fernandes an aggregate of 338,612 shares of restricted stock. The number of shares underlying each award was determined by reference to the closing price of the Common Stock on February 18, 2021 of $21.01 per share. Fifty percent of the restricted stock award will vest 50% on the second and fourth anniversaries of the date of grant and 50% of the restricted stock award will cliff vest on the fourth anniversary of the date of grant.

On July 28, 2021, the Compensation Committee awarded shares of restricted stock to Messrs. Gamble and Cavalier, as well as, other senior executives as part of a reorganization of the executive leadership team announced in connection with Mr. Zoradi’s retirement. The number of shares underlying the grants was determined by reference to the closing price of the Company stock on July 27, 2021 of $16.08 per share.
On November 8, 2021, the Compensation Committee awarded shares of restricted stock to Ms. Thomas as part of her Employment Agreement. The number of shares underlying the grants was determined by reference to the closing price of the Company stock on November 5, 2021 of $22.11.
See Executive Compensation Components–Long-term Equity Incentive Compensation for a discussion of the terms of the restricted stock grants. Holders of restricted stock receive non-forfeitable dividends to the extent declared by our Board, at the same rate paid to other stockholders of the Company.
(5)
The aggregate grant date fair values of restricted stock using the closing price of Common Stock on February 18, 2021 of $21.01, March 9, 2021 of $23.98, July 27, 2021 of $16.08 per share and November 5, 2021 of $22.11. The amounts shown exclude the

44

impact of estimated forfeitures. See Note 17 to the Company’s 2021 Annual Report on Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share awards, including forfeiture assumptions, and the period over which the Company will recognize compensation expense for such awards.
For a narrative description of the amounts reported in the Grants of Plan Based Awards in 2021, see Executive Compensation Components for a discussion of the various elements of compensation, including general description of the formula or criteria to be applied in determining the amounts payable and material terms of the long-term equity incentive awards.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021
The following table lists the restricted stock and performance stock units outstanding for each NEO as of December 31, 2021. There were no stock options outstanding for any NEO as of December 31, 2021.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (14)
Lee Roy Mitchell	—	—	—	—
Mark Zoradi(1)	—	—	—	—
Sean Gamble	5,380(2)	$86,725.60	4,397(12)	$70,879.64
	16,947(3)	$273,185.64	5,723(13)	$92,254.76
	6,426(4)	$103,587.12
	14,569(5)	$234,852.28
	12,554(6)	$202,370.48
	56,544(7)	$911,489.28
	756(8)	$12,186.72
	15,806(9)	$254,792.72
Michael Cavalier	4,035(2)	$65,044.20	3,256(12)	$52,486.72
	12,711(3)	$204,901.32	3,938(13)	$63,480.56
	4,824(4)	$77,762.88
	10,501(5)	$169,276.12
	10,557(6)	$170,178.84
	39,624(7)	$638,738.88
	636(8)	$10,252.32
	4,500(9)	$72,540.00
Valmir Fernandes	3,363(2)	$54,211.56	2,714(12)	$43,749.68
	10,592(3)	$170,743.04	3,281(13)	$52,889.72
	4,074(4)	$65,672.88
	8,751(5)	$141,066.12
	10,557(6)	$170,178.84
	33,020(7)	$532,282.40
	636(8)	$10,252.32
		$
Melissa Thomas	90,999(10)	$1,466,903.88
	72,817(10)	$1,173,810.04
(1)
All 509,890 shares of restricted stock and performance stock units with time-based vesting were accelerated at the end of Mr. Zoradi’s term pursuant to the terms of his employment agreement. Mr. Zoradi no longer has any unvested restricted stock or performance stock units outstanding.

(2)	The number of shares of restricted stock granted on February 19, 2018 that remained outstanding as of December 31, 2021. These shares vested on February 19, 2022.
(3)
The number of shares of Common Stock underlying the performance stock units granted on February 19, 2018. On February 12, 2020, the Compensation Committee certified the performance at 105% of the target opportunity. The performance stock units vested, and the Common Stock underlying the performance stock units was issued on February 19, 2022.

(4)	The number of shares of restricted stock granted on February 19, 2019 that remained outstanding as of December 31, 2021. These shares vest on the fourth anniversary of the grant date.
46

(5)	The number of shares of restricted stock granted on February 19, 2020 as part of the annual grant cycle. These shares vest 50% on the second and fourth anniversary of the grant date.
(6)	The number of shares of restricted stock awarded under the Retention Equity Grant on August 19, 2020. These shares vest 100% on the second anniversary of the grant date.
(7)
The number of shares of restricted stock granted on February 19, 2021 as part of the annual grant cycle. Fifty percent (50%) of these shares vest on the second and fourth anniversaries of the grant date and fifty percent (50%) of these shares vest on the fourth anniversary of the grant date.

(8)	The number of shares of restricted stock granted on March 10, 2021 for 2021 merit increases to base salary. These shares vested on March 10, 2022.
(9)
The number of shares of restricted stock granted to Messrs. Gamble and Cavalier as part of the executive realignment and salary increases as a result of increased roles. Fifty percent (50%) of these shares vest on the second and fourth anniversaries of the grant date and fifty percent (50%) of these shares vest on the fourth anniversary of the grand date.

(10)
The number of shares of restricted stock awarded on November 8, 2021. The 90,999 shares grant shall vest 50% on November 8, 2022 and 50% on November 8, 2023 and the 72,817 shares grant shall vest 50% on November 8, 2024 and 50% on November 8, 2025.

(11)	The fair market value was calculated based on the closing price of Common Stock on December 31, 2021 of $16.12 per share.
(12)
The number of shares of Common Stock underlying the performance stock units granted on February 19, 2019. Pursuant to the rules of the SEC, the reported numbers are based on the assumption of achievement of the threshold performance over the two-year performance period from January 1, 2019 to December 31, 2020 and satisfaction of an additional two-year service requirement. However, in February 2021, as part of the discretion based decisions related to the impact of COVID-19, the Compensation Committee certified the performance of the 2019 performance stock units at target. The numbers reported in the chart above reflect the target amount. The performance stock units will remain subject to the additional two-year service requirement and will vest on February 19, 2023. Accordingly, Messrs. Gamble, Cavalier and Fernandes shall receive 17,588 shares, 13,025 shares and 10,854 shares, respectively on such date.

(13)
The number of shares of Common Stock underlying the performance stock units granted on February 19, 2020. Pursuant to the rules of the SEC, the reported numbers are based on the assumption of achievement of the threshold performance over the two-year performance period from January 1, 2020 to December 31, 2021 and satisfaction of an additional two-year service requirement. However, in February 2021, as part of the discretion based decisions related to the impact of COVID-19, the Compensation Committee certified the performance of the 2020 performance stock units at target. The numbers reported in the chart above reflect the target amount. The performance stock units will remain subject to the additional two-year service requirement and will vest on February 19, 2024. Accordingly, Messrs. Gamble, Cavalier and Fernandes shall receive 22,893 shares, 15,752 shares and 13,125 shares, respectively on such date.

(14)	The fair market value was calculated based on the closing price of Common Stock on December 31, 2021 of $16.12 per share.
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STOCK OPTION EXERCISES AND STOCK VESTED IN 2021
The following table provides information on the vesting of restricted stock and performance stock units during 2021 for each of the NEOs. There were no outstanding stock options for any of the NEOs as of December 31, 2021.
Stock Vested
Name	Stock Awards
	Number of Shares Acquired on Vesting(1) #	Value Realized on Vesting(2) ($)
Lee Roy Mitchell	48,726	$792,284.76
Mark Zoradi	575,574	$9,955,404.54
Sean Gamble	31,528	$512,645.28
Michael Cavalier	23,861	$387,979.86
Valmir Fernandes	23,861	$387,979.86
Melissa Thomas	—	$—
(1)
The reported numbers include Common Stock from the shares of restricted stock awarded as a bonus equity grant in December 2020 that vested in December 2021. For Mr. Zoradi the reported numbers also include 509,890 shares of outstanding equity awards that vested pursuant to the terms of his employment agreement as a result of his retirement.

(2)
The aggregate dollar amount realized upon vesting was calculated based upon the closing price of Common Stock on December 14, 2021 of $16.26 per share. For Mr. Zoradi the aggregate dollar amount realized upon vesting of 65,684 shares on December 15, 2021 based upon the closing price of Common Stock on December 14, 2021 of $16.26 per share and the dollar amount realized upon the vesting of 509,890 shares upon his retirement was calculated based upon the closing price of Common Stock on December 23, 2021 of $17.43.

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DISCUSSION OF THE TERMS OF THE EMPLOYMENT AGREEMENTS WITH OUR NEOS
We have employment agreements with our NEOs. Consistent with our compensation philosophy, the Company entered into the employment agreements to align the compensation of certain executive officers more closely with market competitive compensation.
Below is a summary of the key provisions of the current employment agreements of our NEOs.
Term
The initial terms of the employment agreements of Messrs. Mitchell, Gamble, Fernandes and Cavalier and Ms. Thomas is three years. At the end of each year, the term is extended for an additional one-year period unless the NEO’s employment is terminated.
Base salary
The base salaries are subject to review each year by our Compensation Committee for increase (but not decrease).
Cash Bonus
In addition to base salaries, the NEOs are eligible to receive a cash bonus upon the Company meeting certain performance targets set by the Compensation Committee for the year. Ms. Thomas’ target cash bonus shall not be less than 90% of her base salary.
Long-term Equity Incentive Awards
The NEOs are entitled to participate in and receive grants of long-term equity incentive awards. Ms. Thomas’ annual equity incentive awards must be at least 175% of her base salary.
Benefits
The NEOs qualify for our 401(k) matching program and are also entitled to certain additional benefits including life insurance and disability insurance. Pursuant to his employment agreement, Mr. Mitchell is entitled to life insurance benefits of not less than $5 million and disability benefits of not less than 66% of his base salary.
Perquisites
Under his employment agreement, Mr. Mitchell is entitled to a luxury automobile and a membership at a country club. Currently, Mr. Mitchell does not have a luxury automobile or a country club membership paid for by the Company. Unless Mr. Mitchell’s employment is terminated by us for cause or under a voluntary termination, Mr. Mitchell will also be entitled to, for a period of five years, tax preparation assistance upon termination of his employment.
The employment agreements of Messrs. Gamble, Fernandes and Cavalier and Ms. Thomas provide that unless the executive’s employment is terminated by us for cause the executive will be entitled to office space and support services for a period of not more than three (3) months following the date of any termination.
Covenants
All of our NEO’s employment agreements contain various covenants, including covenants related to confidentiality and non-competition (other than certain permitted activities as defined therein). In addition, Mr. Mitchell’s employment agreement has a covenant of non-solicitation (as defined in the employment agreement). All non-compete covenants have a term of one year after termination of the executive’s employment. However, if employment is terminated by the NEO for good reason (as defined in the employment agreements), the covenant of non-competition becomes null and void. The non-solicitation covenant in Mr. Mitchell’s employment agreement has a term of three years after termination of Mr. Mitchell’s employment.
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Severance Payments
The employment agreements provide for severance payments upon termination of employment, the amount and nature of which depends upon the reason for termination.
Termination for Good Reason or Without Cause
If Mr. Mitchell is terminated by us without cause, Mr. Mitchell shall receive accrued compensation (which includes unpaid base salary, a pro rata cash bonus for the year in which the termination occurs and any previously vested long-term equity incentive awards and benefits such as retirement benefits and vacation pay, in accordance with the terms of the plan or agreement pursuant to which such long-term equity incentive awards or benefits were granted) through the date of termination (Accrued Employment Entitlements); an amount equal to Mr. Mitchell’s base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twelve (12) months; an amount equal to the most recent cash bonus Mr. Mitchell received for the year prior to the date of such termination, payable within thirty (30) days of termination and Mr. Mitchell and his dependents will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for twelve (12) months from the termination date. Any outstanding stock options granted to Mr. Mitchell shall be vested and/or exercisable for the period through the date of such termination of employment, and shall remain exercisable, in accordance with the terms contained in the plan and the agreement pursuant to which such option awards were granted.
If Mr. Mitchell resigns for good reason (as defined in his employment agreement), he shall receive all of the above stated payments and benefits except that the base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.
If Messrs. Gamble, Fernandes or Cavalier or Ms. Thomas is terminated by us without cause, the executive shall receive the Accrued Employment Entitlements; two times the base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twenty-four (24) months, subject to the requirements of Section 409A of the Code; an amount equal to the most recent cash bonus received by the executive for the year ended prior to the date of such termination, payable in a lump sum within thirty (30) days of termination; outstanding stock options will become fully vested and exercisable upon such termination; long-term equity incentive awards other than stock options with time-based vesting provisions shall become vested on a pro rata basis and long-term equity incentive awards other than stock options with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall become vested on a pro rata basis without any regard to any continued employment requirement. The executive and executive’s dependents will also be entitled to continue to participate in the Company’s health insurance programs for a period of twenty-four (24) months from the termination date.
If Messrs. Gamble, Fernandes or Cavalier or Ms. Thomas resigns for good reason (as defined in their respective employment agreement) the executive shall receive all of the above stated payments and benefits except that the base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.
Termination Due to Death or Disability
In the event an executive’s employment is terminated due to his death or disability (as defined in the employment agreement), the executive or his estate will receive: the Accrued Employment Entitlements; a lump sum payment equal to twelve (12) months of executive’s base salary as in effect at the time of termination, provided, in the case of disability, such amount shall be offset by the amount of base salary paid by the Company to executive or his representative following the date he was first unable to substantially perform his duties under his employment agreement through the date of termination, any benefits payable to executive and/or his beneficiaries in accordance with the terms of any applicable benefit plan and the executive (in disability) and executive’s dependents will be entitled to continue to participate in the Company’s health insurance programs for twelve (12) months from the termination date. All outstanding long-term equity incentive awards shall vest in accordance with the terms of the incentive plan.
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Termination for Cause or Voluntary Termination
In the event an executive’s employment is terminated by us for cause or under a voluntary termination (other than termination due to disability or good reason), the executive will receive accrued base salary through the date of termination and any previously vested rights under a stock option or similar award issued under an incentive compensation plan in accordance with the terms of such plan.
Termination Due to Change in Control
Mr. Mitchell does not have a change in control provision in his employment agreement.
In the event an executive’s employment is terminated by us (other than for disability, death or cause) or by executive for good reason within one (1) year after a change in control (as defined in the employment agreement), the executive shall receive accrued compensation through the date of termination; sum of two times executive’s base salary and one and one half times the most recent cash bonus received by executive for any year ended prior to the date of termination payable in a lump sum within 30 days of termination and the executive and executive’s dependents shall be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of 30 months from the termination date. Any outstanding equity award granted to the executive shall become fully vested and/or exercisable as of the date of such termination and shall remain exercisable in accordance with the terms of the plan or agreement pursuant to which such long-term equity incentive awards were granted. If Mr. Gamble voluntarily terminates his employment after January 1, 2031 (i) any outstanding stock options granted to Mr. Gamble will be vested and/or exercisable for the period through the date of such termination of employment, and will remain exercisable, in accordance with the terms contained in the plan and the agreement pursuant to which such stock options were granted, (ii) any equity incentive award (other than stock options) with time-based vesting provisions granted to Mr. Gamble will be fully vested and (iii) any equity incentive awards with performance-based vesting provisions will remain outstanding through the remainder of the applicable performance period (without regard to any continued employment requirement) and, if or to the extent the performance provisions are attained, such equity incentive awards will become fully vested (without regarding to any continued employment requirement).
The headings – Potential Payments Upon Termination by us Without Cause or by Executive for Good Reason, Potential Payments Upon Termination due to Change in Control and Potential Payments Upon Death or Disability provide information on amounts payable had a termination for good reason, a change in control, death or disability occurred on December 31, 2021.
The following tables provide the amounts payable to the NEOs other than Mr. Zoradi pursuant to their respective employment agreements upon severance without cause, for a good reason, for cause, death or disability and change in control, assuming such triggering event occurred on December 31, 2021. For Mr. Zoradi only the amounts payable as a result of his retirement are shown.
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Potential Payments upon Termination by us Without Cause or by Executive for Good Reason
Name	Salary(1)	Bonus(2)	Health Insurance(3)	Life and Disability Insurance(3)	Assistance(4)	Value of Equity Awards(5)	Total
Lee Roy Mitchell	$1,020,001	$2,039,999	$10,295	$13,532	$86,500	—	$3,170,327
Mark Zoradi	$—	$1,718,750	$—	$—	$—	$8,219,427	$9,938,177
Sean Gamble	$1,450,000	$1,457,990	$35,641	$12,993	$828	$1,677,268	$4,634,720
Michael Cavalier	$1,150,000	$1,046,685	$31,933	$20,872	$828	$1,468,199	$3,718,517
Valmir Fernandes	$1,110,024	$1,036,470	$32,096	$26,249	$828	$1,024,307	$3,229,974
Melissa Thomas	$1,150,000	$500,000	$—	$—	$828	$212,963	$1,863,791
(1)
Based on the base salaries in effect as of December 31, 2021, the amounts reported are calculated as follows: one-times the base salary for Mr. Mitchell and two times the base salary for Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas. Mr. Zoradi retired at the expiration of the term of his employment agreement on December 31, 2021, therefore, no amounts were included. Subject to Treasury Regulations as specified in the respective employment agreements, the amounts would have been payable according to the Company’s normal payroll practices for a period of 24 months to Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas; for a period of 12 months to Mr. Mitchell and through the end of the Term (as defined in the employment agreement) to Mr. Zoradi.

(2)
For Mr. Zoradi, the amount is the cash bonus he would have received for 2021 payable according to normal payroll practices. For Messrs. Mitchell, Gamble, Cavalier and Fernandes, the amounts reported are calculated as follows: the sum of the cash bonus the NEO would have received for 2021 and the grant date fair value for the stock bonus received by the NEO for 2020. The reported amounts would have been payable to Messrs. Mitchell, Gamble, Cavalier and Fernandes and Ms. Thomas in a lump sum within 30 days of termination.

(3)
Mr. Zoradi retired at the expiration of the term of his employment agreement on December 31, 2021, therefore no amounts were included. The amounts reported are calculated as follows: group health and dental insurance programs for a period of 12 months for Mr. Mitchell and 24 months for Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas. Life and Disability insurance includes premiums for basic life insurance, long-term disability, individual disability income protection and short-term disability.

(4)
Mr. Mitchell is entitled to receive tax preparation assistance for five years following the date of termination. We estimate the cost of such preparation to be approximately $17,300 per year. Mr. Zoradi retired at the expiration of the term of his employment agreement on December 31, 2021, therefore no amounts were included. Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas are entitled to use our office space for a period of three months following the date of termination. The amount reported is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.

(5)	The amounts reported have been determined based on the following provisions in the respective employment agreements.
Pursuant to Mr. Zoradi’s employment agreement, any outstanding equity award with time-based vesting provisions vested as of his retirement date. Mr. Zoradi’s long-term equity incentive awards with performance-based vesting provisions were certified in December 2020 and vested without regard to any continued employment requirement at the end of his employment agreement.
Pursuant to the employment agreements of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas, any outstanding long-term equity incentive awards with time-based vesting provisions would have vested on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions would have remained outstanding through the remainder of the applicable performance period and, if or to the extent the performance provisions are attained, shall vest without regard to any continued employment requirement on a pro rata basis. There is no provision in Mr. Mitchell’s agreement for vest of any long-term equity incentive awards.
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The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such long-term equity incentive award through the termination date of the NEO’s employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards.
Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested for each of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas on December 31, 2021, and that did vest for Mr. Zoradi due to his retirement are as follows:
Unvested Restricted Stock
Name	Number of Shares
Lee Roy Mitchell	—
Mark Zoradi	1,292,920
Sean Gamble	46,621
Michael Cavalier	49,951
Valmir Fernandes	28,989
Melissa Thomas	13,211
Unvested Performance Stock Units outstanding including the 2019 and 2020 performance stock unit grants which were certified by the Compensation Committee at target.
Name	Number of Shares
Lee Roy Mitchell	—
Mark Zoradi	3,216,970
Sean Gamble	57,428
Michael Cavalier	41,488
Valmir Fernandes	34,554
Melissa Thomas	—
The values of the equity awards have been calculated using the closing price of Common Stock on December 31, 2021 of $16.12 per share.
Potential Payments upon Termination for Cause
If a NEO terminates his employment voluntarily, or is terminated for cause, we are only required to pay any accrued unpaid base salary through the date of such termination.
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Potential Payments upon Termination due to Change in Control
Name	Salary(1)	Bonus(2)	Health Insurance(3)	Life and Disability Insurance(3)	Assistance(4)	Value of Equity Awards(5)	Total
Lee Roy Mitchell	$—	$—	$—	$—	$—	$—	—
Mark Zoradi	$—	$—	$—	$—	$—	$—	$—
Sean Gamble	$1,450,000	$1,602,306	$44,551	$16,242	$828	$2,731,744	$5,948,849
Michael Cavalier	$1,150,000	$1,233,994	$39,917	$26,090	$828	$1,880,640	$4,331,469
Valmir Fernandes	$1,110,024	$1,223,779	$40,120	$32,812	$828	$1,530,675	$3,938,237
Melissa Thomas	$1,150,000	$500,000	$—	$—	$828	$2,640,714	$4,291,542
(1)
There is no change in control provision in Mr. Mitchell’s employment agreement. The amounts reported are calculated as follows: two times the base salary in effect as of December 31, 2021 payable in a lump sum within 30 days of such termination. Mr. Zoradi retired at the expiration of his employment agreement on December 31, 2021, therefore no amounts were included.

(2)
The amounts reported are calculated as follows: the sum of the cash bonus the NEO would have received for 2021 and one and a half times the grant date fair value of the stock bonus received by the NEO for 2020, payable in a lump sum within 30 days of such termination. Mr. Zoradi retired at the expiration of his employment agreement on December 31, 2021, therefore no amounts were included.

(3)
The amounts reported are calculated as follows: group health and dental insurance programs for a period of 30 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability. Mr. Zoradi retired at the expiration of the term of his employment agreement on December 31, 2021, therefore no amounts were included.

(4)
Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year. Mr. Zoradi retired at the expiration of the term of his employment agreement on December 31, 2021, therefore no amounts were included.

(5)
The amounts reported have been determined based on the following provision in the respective employment agreements: upon termination due to change in control, any outstanding equity award granted to the NEO shall be fully vested and all restrictions shall lapse. Mr. Zoradi retired at the expiration of his employment agreement on December 31, 2021, therefore no amounts were included.

Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested for each NEO other than Mr. Zoradi upon termination due to a change in control on December 31, 2021 are as follows:
Unvested Restricted Stock:
Name	Number of Shares
Lee Roy Mitchell	—
Sean Gamble	112,035
Michael Cavalier	75,177
Valmir Fernandes	60,401
Melissa Thomas	163,816
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Unvested Performance Stock Units outstanding including the 2019 and 2020 performance stock unit grants which were certified by the Compensation Committee at target.
Name	Number of Shares
Lee Roy Mitchell	—
Sean Gamble	57,428
Michael Cavalier	41,488
Valmir Fernandes	34,554
Melissa Thomas	—
The values of the long-term equity incentive awards have been calculated using the closing price of our Common Stock on December 31, 2021 of $16.12 per share.
Potential Payments upon Termination due to Death or Disability
Name	Salary(1)	Bonus(2)	Health Insurance(3)	Life and Disability Insurance(3)	Assistance(4)	Value of Equity Awards(5)	Total
Lee Roy Mitchell	$1,020,001	$1,275,001	$10,295	$13,532	$86,500	—	$2,405,329
Mark Zoradi	$—	$—	$—	$—	$—	$—	$—
Sean Gamble	$725,000	$963,000	$17,820	$6,497	$828	$1,677,268	$3,390,413
Michael Cavalier	$575,000	$672,067	$15,967	$10,436	$828	$1,468,199	$2,742,496
Valmir Fernandes	$555,012	$661,852	$16,048	$13,125	$828	$1,024,307	$2,271,172
Melissa Thomas	$575,000	$500,000	$—	$—	$828	$212,963	$1,288,791
(1)
The amounts reported are the base salary of each named executive officer in effect as of December 31, 2021, payable in a lump sum. Mr. Zoradi retired at the expiration of his employment agreement on December 31, 2021, therefore no amounts were included.

(2)
The amounts reported are the cash bonus each NEO would have received for 2021 payable in a lump sum at the same time as the cash bonus payments are made to other similarly situated active executives. Mr. Zoradi retired at the expiration of his employment agreement on December 31, 2021, therefore no amounts were included.

(3)
The amounts reported are calculated as follows: group health and dental insurance programs for a period of 12 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability. Mr. Zoradi retired at the expiration of his employment agreement on December 31, 2021, therefore no amounts were included.

(4)
Mr. Mitchell is entitled to receive tax preparation assistance for five years following the date of termination. We estimate the cost of such preparation to be approximately $17,300 per year. Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year. Mr. Zoradi retired at the expiration of the term of his employment agreement on December 31, 2021, therefore no amounts were included.

(5)
The amounts reported have been determined based on the following provision in the respective employment agreements: any outstanding long-term equity incentive awards shall vest on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and, if or to the extent the performance provisions are attained, shall vest without regard to any continued employment requirement on a pro-rata basis. The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such equity award through the termination date of the NEO’s

55

employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards. The participant or the participant’s estate or representative shall be entitled to receive any previously vested long-term equity incentive awards. Mr. Zoradi retired at the expiration of his employment agreement on December 31, 2021, therefore no amounts were included . Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested upon death or disability of each NEO other than Mr. Zoradi would have been as follows:
Unvested Restricted Stock:
Name	Number of Shares
Sean Gamble	46,621
Michael Cavalier	49,591
Valmir Fernandes	28,989
Melissa Thomas	13,211
Unvested Performance Stock Units outstanding including the 2019 and 2020 performance stock unit grants which were certified by the Compensation Committee at target.
Name	Number of Shares
Sean Gamble	46,621
Michael Cavalier	41,488
Valmir Fernandes	34,554
Melissa Thomas	—
The values of the long-term equity incentive awards have been calculated using the closing price of our Common Stock on December 31, 2021 of $16.12 per share.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Each member of the Compensation Committee qualifies as an independent, non-employee director and no member of the Compensation Committee has served as an officer or employee of the Company. During 2021, none of our executive officers served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our Board or on the Compensation Committee of our Board.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial ownership has been determined in accordance with the applicable rules and regulations, promulgated under the Exchange Act. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. To the extent indicated below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days of the Record Date and are included for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 121,178,172 shares of Common Stock outstanding as of the Record Date. As of the Record Date, there were 963 holders of record of our Common Stock.
	Beneficial Ownership
Names of Beneficial Owner	Number(1)	Percentage
5% Stockholders
BlackRock, Inc.(2)	18,383,465	15%
The Vanguard Group(3)	12,262,651	10%
Wellington Management Group LLP(4)	10,617,030	9%
Directors and NEOs
Lee Roy Mitchell(5)	10,176,031	8%
Sean Gamble(6)	307,109	*
Michael Cavalier(7)	264,688	*
Valmir Fernandes(8)	152,707	*
Melissa Thomas (9)	187,548	*
Darcy Antonellis(10)	27,426	*
Benjamin Chereskin(11)	88,176	*
Nancy Loewe(12)	21,752	*
Steven Rosenberg(12)	67,146	*
Enrique Senior(12)	73,257	*
Carlos Sepulveda(12)	54,152	*
Raymond Syufy(12)	34,105	*
Nina Vaca(12)	29,149	*
Mark Zoradi	505,564	*
Executive Officers & Directors as a Group (15 persons)(13)	12,011,793	10%
*	Less than 1%.
(1)
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of Common Stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)
Based upon statements in Schedule 13G/A filed by BlackRock, Inc. on January 27, 2022, Black Rock, Inc. may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (beneficially owns 5% or greater of the reported shares), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A.,

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BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The reporting entity has the sole power to vote or direct the vote of 17,901,784 shares and sole power to dispose or direct the disposition of 18,383,465 shares. The address of Black Rock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)
Based upon statements in Schedule 13G/A filed by The Vanguard Group on March 9, 2022, the Vanguard Group may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as an investment advisor. The Vanguard Group has (i) shared voting power over 184,726 shares (ii) shared dispositive power over 276,949 shares, and (iii) sole dispositive power over 11,985,702 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)
Based upon statements in Schedule 13G/A filed by Wellington Management Group LLP Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively the Welling Entities) on February 4, 2022. Each of Wellington Management Group, Wellington Group, as investment advisers, has shared voting power with respect to 10,617,030 shares. Wellington Management Company LLP, as a parent holding company or control person, has shared voting power with respect to 8,955,539 shares and shared dispositive power with respect to 10,258,063 shares. The address of Wellington Entities is c/o Wellington Management Company LLP, 280 Congress Street Boston, MA 02210.

(5)
Includes 4,419,095 shares of Common Stock owned by The Mitchell Special Trust. Mr. Mitchell is the co-trustee of The Mitchell Special Trust. Mr. Mitchell expressly disclaims beneficial ownership of all shares held by The Mitchell Special Trust.

(6)	Includes 185,687, shares of restricted stock and 40,481 certified performance-based shares.
(7)	Includes 88,901 shares of restricted stock and 28,777 certified performance-based shares.
(8)	Includes 72,015 shares of restricted stock and 23,979 certified performance-based shares.
(9)	Includes 187,548 shares of restricted stock.
(10)	Includes 5,203 shares of restricted stock.
(11)
Includes 5,203 shares of restricted stock, 3,568 shares held by LEGATUM Partners, L.P., of which shares Mr. Chereskin is the beneficial owner and 9,736 shares held in a grantor trust of which Mr. Chereskin’s spouse is a trustee.

(12)	Includes 5,203 shares of restricted stock.
(13)	The numbers reported do not include 415,262 shares of Common Stock underlying performance awards granted to the NEOs.
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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
How do I attend the Company’s Annual Meeting?
The in-person meeting will be held at 3800 Dallas Parkway, Plano, Texas 75093. To be admitted to the virtual Annual Meeting, stockholders as of the Record Date must use the following link: www.virtualshareholdermeeting.com/CNK2022 and enter the 16-digit control number found on the proxy card or the voting instruction form. By logging into the website, stockholders as of the Record Date will be able to vote shares electronically on all items to be considered at the Annual Meeting. Those without a 16-digit control number will be admitted to the virtual-only Annual Meeting as guests, but guests will not have the ability to vote or otherwise participate.
What different methods can I use to vote?
If you are a stockholder of record, you may vote:
•	via the Internet – Visit www.proxyvote.com. Follow the instructions shown on your proxy card. Votes submitted via the internet must be received by 10:59 p.m. CDT, on May 18, 2022;
•	by telephone — Follow the instructions shown on your proxy card. Votes submitted by telephone must be received by 10:59 p.m. CDT, on May 18, 2022;
•	by mail — Complete, sign, date and return the proxy card in the postage paid envelope provided so that it is received before the Annual Meeting;
•
by attending the virtual Annual Meeting — Follow the instructions on the Annual Meeting Website. You will need the control number printed on your proxy card. Submitting your proxy, whether via the Internet, by telephone, or by mail will not affect your right to vote at the virtual Annual Meeting should you decide to attend the Annual Meeting; or

•	in person by attending the Annual Meeting
If you are a beneficial holder, you may vote:
•
by instructing your bank or broker — You should receive a voting instruction form from your bank or broker which you must return with your voting instructions to have your shares voted. If you have not received a voting instruction form from your bank or broker, you may contact it directly to provide instructions on how you wish to vote. Voting instructions submitted by beneficial owners to brokers or banks via the Internet or by telephone must be received by 10:59 p.m. CDT, on May 18, 2022; or

•
by attending the virtual Annual Meeting — If you wish to vote at the Annual Meeting, you will need to obtain a voting instruction form from your broker or bank that holds your shares of record. You will need the control number printed on your voting instruction form in order to vote at the Annual Meeting.

How can I submit questions for the Annual Meeting?
If you have questions pertaining to the business of the Annual Meeting, you must submit it in advance of the Annual Meeting. Questions may be submitted by visiting www.proxyvote.com beginning approximately two (2) weeks prior to the Annual Meeting and until 10:59 p.m. CDT, on Tuesday, May 17, 2022. You should have a proxy card or voting instruction form in hand when you access the website and follow the instructions. In order to allow us to answer questions from as many stockholders as possible during the Annual Meeting, each stockholder will be limited to one (1) question. Questions pertinent to the business of the Annual Meeting will be read aloud and answered during the Annual Meeting, subject to time constraints. Appropriate questions received that are not addressed at the Annual Meeting due to time constraints will be posted, along with our responses, in the Investor Relations section of our website as soon as practical after the conclusion of the Annual Meeting.
If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or questions that are not directly related to the business of the Annual Meeting, you can contact us separately after the Annual Meeting through our Investor Relations website at https://ir.cinemark.com.
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What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page.
Will the list of stockholders as of the Record Date be available during the Annual Meeting?
During the Annual Meeting, the list of our stockholders of record entitled to vote at the Annual Meeting will be available for viewing at www.virtualshareholdermeeting.com/CNK2022. Stockholders requesting access to the list will be asked to provide the 16-digit control number found on their proxy card or voting instruction form previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
What is the purpose of holding the Annual Meeting?
We are holding the Annual Meeting to elect three Class III directors, to ratify the selection of Deloitte & Touche as our independent registered public accounting firm for 2022 and to hold a non-binding, advisory vote on our 2021 executive compensation. Our Governance Committee has recommended the nominees to our Board and our Board has nominated the nominees. Our Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2022 and our Board has ratified the appointment. Our Compensation Committee has approved our executive compensation program and the Board has recommended that the stockholders vote to approve our executive compensation program and the compensation paid to our NEOs for 2021. If any other matters requiring a stockholder vote properly come before the Annual Meeting, those stockholders present at the Annual Meeting and the proxies who have been appointed by our stockholders will vote as they deem appropriate.
What is the Record Date and what does it mean?
The Record Date for the Annual Meeting is March 25, 2022. The Record Date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the Record Date are entitled to:
(a)	receive notice of the Annual Meeting, and
(b)	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
What is the difference between a stockholder of record and a stockholder who holds stock in street name?
(a) Stockholder of record: If your shares are registered in your name with our transfer agent, EQ, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your proxy directly to us or to a third party, or to vote at the Annual Meeting.
(b) Stockholder who holds stock in street name: If your shares are held by a broker or by a bank, you are considered to be a beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or bank on how to vote and you are also invited to attend the Annual Meeting. Your broker or bank, as the record holder of your shares, may exercise discretionary authority to vote on “routine” items but may not vote on “non-routine” items without your instructions.
Your broker or bank has enclosed or provided voting instructions for you to use in directing the broker or bank on how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a voting instruction form from the broker or bank that holds your shares, giving you the right to vote the shares at the Annual Meeting.
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How many shares must be present to hold the Annual Meeting?
A majority of our outstanding Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except the adjournment thereof until a later time. Shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting, if you vote via the Internet, by telephone, by mail or if you are represented by proxy. Abstentions and “broker non-votes” are counted as present for the purpose of determining the presence of a quorum.
What is a proxy and how does the proxy process operate?
A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Melissa Thomas and Michael Cavalier of the Company have been designated as proxies for the Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.
By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of items, a quorum of stockholders must be present or represented at the Annual Meeting. It is important that you attend the Annual Meeting or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the Annual Meeting and solicit additional proxies, which is an expensive and time-consuming process.
What happens if I do not give specific voting instructions?
Stockholder of Record.
If you are a stockholder of record and you do not:
•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
•	sign and return a proxy card without specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner.
If you own shares through a broker or bank and do not provide voting instructions to the broker or bank holding your shares, your broker or bank may represent your shares at the Annual Meeting for purposes of obtaining a quorum. Your broker or bank may vote your shares in its discretion on some “routine matters”. However, with respect to “non-routine matters”, your broker or bank may not vote your shares for you. With respect to these “non-routine matters”, the aggregate number of unvoted shares is reported as “broker non-votes”.
Which ballot measures are called “routine” or “non-routine”?
Under the broker voting rules of the NYSE, the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for 2022 (Item 2) is considered a “routine” matter, and the election of directors (Item 1) and the non-binding, annual advisory vote on executive compensation (Item 3) are considered “non-routine” matters.
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What are broker non-votes?
If you are the beneficial owner of shares and hold stock in street name, then the broker or bank, as the stockholder of record of the shares, may exercise discretionary authority to vote your shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. A broker non-vote occurs when you do not provide the broker with voting instructions on “non-routine” matters for shares owned by you but held in the name of the broker. For such matters, the broker cannot vote and reports the number of such shares as “broker non-votes.”
How are broker non-votes and abstentions treated?
Broker non-votes and abstentions are counted for purposes of determining a quorum. However, see below with regards to the effect of broker non-votes and abstentions on approval of specific agenda items.
What is the voting requirement for each of the items?
Approval of Item 1: Directors are elected by a plurality voting standard. The nominees who receive the highest number of affirmative votes cast by the stockholders present at the Annual Meeting or represented by proxy at the meeting and entitled to vote thereon will be elected. However, pursuant to the Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation from the Board and all committees of the Board following certification of the results of the Annual Meeting by the Inspector of Elections. The Governance Committee (excluding the nominee in question if applicable) would then consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the resignation. Within 90 days following certification of the results of the annual meeting of stockholders, the Board will make a final determination as to whether to accept the director’s resignation. The Board’s explanation of its decision would then be promptly disclosed in a Form 8-K filed with the SEC. If a director’s resignation is rejected by the Board, the director will continue to serve for the remainder of the term for which he or she was elected and until his or her successor is duly elected, except in the event of his or her earlier death, resignation or removal. The Board believes that this voting policy promotes stability in governance by ensuring that a full slate of carefully chosen and nominated members is elected at each annual meeting of stockholders.
Under the plurality voting standard, votes marked “For” will be counted in favor of the director nominee and broker non-votes and votes withheld shall have no effect on the election of a director. However, a withheld vote could affect whether such director would be required to submit a resignation as discussed above.
Approval of Item 2: The ratification of the appointment of Deloitte & Touche requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Since this item is considered a “routine” matter, broker non-votes do not arise as brokers and banks may exercise discretionary authority to vote your shares. Abstentions will have no effect on this item.
Approval of Item 3: The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon.
How does the Board recommend I vote?
The Board recommends that you vote:
•	FOR each of the nominees for director;
•	FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2022; and
•	FOR the non-binding, advisory vote to approve our executive compensation.
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Can I revoke or change my proxy? If so, how?
You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting.
If you are a stockholder of record, your proxy can be revoked in several ways:
•	by timely delivery of a written revocation to the Company Secretary;
•	by submitting another valid proxy bearing a later date; or
•	by attending the Annual Meeting and voting your shares.
If your shares are held in street name, you must contact your broker or bank in order to revoke your proxy. Generally, you may change your vote by submitting new voting instructions to your broker or bank, or, by attending the Annual Meeting and voting if you have obtained a voting instruction form from your broker or bank giving you the right to vote your shares.
Who counts the votes?
The Company has retained a representative of Broadridge Financial Solutions to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.
Who pays for this proxy solicitation?
The Company pays for this proxy solicitation. We use Broadridge Financial Solutions, its agents, and brokers to distribute all proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person. We have retained D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to assist with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses.
How can I obtain copies of the Company’s annual reports and other available information about the Company?
Stockholders may receive a copy of the Company’s 2021 Annual Report Form 10-K at no charge by sending a written request to Michael Cavalier, Company Secretary at Cinemark Holdings, Inc., 3900 Dallas Parkway, Plano, Texas 75093.
You can also visit our Website at https://ir.cinemark.com/ for free access to our corporate governance documents and our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports. The SEC also maintains a Website that contains reports, proxy and information statements and other information regarding registrants. The address of the Website is www.sec.gov.
DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
For inclusion in the proxy statement: Stockholder proposals requested to be included in our proxy statement and form of proxy for our 2023 annual meeting must be in writing and received by the end of business on December 7, 2022 at our principal executive offices at 3900 Dallas Parkway, Plano, Texas 75093, Attention: Michael Cavalier, Company Secretary.
Director nomination or proposal for annual meeting: Stockholders who wish to nominate a director or introduce a proposal not included in the proxy statement at the 2023 annual meeting may do so in accordance with our by-laws. These procedures provide that stockholders who wish to bring a proper subject of business before the 2023 annual meeting must do so by a written notice in proper written form to the Company Secretary received not less than 90 and not more than 120 days before the anniversary date of the Annual Meeting and must be accompanied by the information listed below. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8(e)) must be received no earlier than January 19, 2023, and no later than February 18, 2023, at our principal executive offices at 3900 Dallas Parkway, Plano, Texas 75093, Attention: Michael Cavalier, Company Secretary.
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To recommend a candidate for election to the Board for the 2023 annual meeting of stockholders, a stockholder must submit the following information to the Company Secretary:
•	the name and address of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made;
•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting;
•	the number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made;
•	a description of any arrangements or understandings between the stockholder, the beneficial owner and the nominee or any other person (including their names);
•	the name, age, business and residential addresses of the stockholder’s nominee for director;
•
the biographical and other information about the nominee (including the number of shares of capital stock of the Company owned beneficially or of record by the nominee) that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

•	the nominee’s consent to be named as a nominee and to serve on the Board.
A copy of our by-laws is available from the Company Secretary upon written request.
ADDITIONAL INFORMATION
STOCKHOLDERS SHARING A COMMON ADDRESS
If you and other residents at your mailing address own Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker or bank, if you hold Common Stock in street name, or the Company’s Secretary, if you are the registered holder of the Common Stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Company’s Secretary at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.
INCORPORATION BY REFERENCE
The material under the headings “Compensation Committee Report,” “Audit Committee Report” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.
OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.
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AVAILABILITY OF REPORT ON FORM 10-K
Upon your written request, we will provide to you a complimentary copy of our 2021 Annual Report Form 10-K (without exhibits) as filed with the SEC. Your request should be mailed to the Company’s offices, addressed as follows: Cinemark Holdings, Inc., Attention: Company Secretary, 3900 Dallas Parkway, Plano, Texas 75093. A free copy of the 2021 Annual Report Form 10-K may also be obtained at the website maintained by the SEC at www.sec.gov or by visiting our website at https://ir.cinemark.com/ and clicking on the “Financials” tab and then on “SEC Filings.”
QUESTIONS
If you have questions or need more information about the Annual Meeting, write to:
Cinemark Holdings, Inc.
3900 Dallas Parkway
Plano, Texas 75093
Attention: Michael Cavalier, Secretary
By Order of the Board of Directors,

Michael Cavalier
Executive Vice President – General Counsel &
Business Affairs
April 6, 2022
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ANNEX A: SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
Reconciliation of Adjusted EBITDA
(unaudited, in thousands)
	Q4 2021	Twelve Months Ended 12-31-2021
Net income	$ 6,482	$ (422,215)
Add (deduct):
Income taxes	(1,233)	(16,802)
Interest expense	38,122	149,702
Loss on extinguishment of debt	—	6,527
Other expense, net (a)	8,163	43,532
Cash distributions from other equity investees(b)	—	156
Depreciation and amortization	63,075	265,363
Impairment of long-lived assets	13,365	20,845
Restructuring costs	287	(1,001)
(Gain) loss on disposal of assets and other	142	8,025
Non-cash rent	(1,648)	(3,451)
Share based awards compensation expense(c)	12,682	29,271
Adjusted EBITDA	$139,437	$79,952
(a)	Includes interest income, foreign currency exchange loss, equity in loss of affiliates and interest expense - NCM and excludes distributions from NCM and distributions from DCIP.
(b)
Includes cash distributions received from equity investees, other than those from DCIP noted above, that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.

(c)	Non-cash expense included in general and administrative expenses.
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CINEMARK

CENTURY THEATRES CinéArts Tinseltown rave cinemas

CINEMARK HOLDINGS, INC.
3900 DALLAS PARKWAY
PLANO, TEXAS 75093

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/18/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNK2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/18/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors:	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Lee Roy Mitchell 02) Benjamin D. Chereskin 03) Raymond W. Syufy 04) Sean Gamble

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for 2022.	▢	▢	▢
3. Non-binding, annual advisory vote on executive compensation.	▢	▢	▢

NOTE: Transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrator, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000548940_1 R1.0.0.24

CINEMARK HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 19, 2022
9:00 a.m. CDT
www.virtualshareholdermeeting.com/CNK2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

CINEMARK HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 19, 2022 at 9:00 a.m. CDT
3800 Dallas Parkway, Plano, Texas 75093

or
www.virtualshareholdermeeting.com/CNK2022

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2022.

The shares of stock held in the account as of the Record Date will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" all Items.

By signing the proxy, you revoke all prior proxies and appoint Melissa Thomas and Michael Cavalier, and each of them with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

0000548940_2 R1.0.0.24

See reverse for voting instructions.